EXHIBIT 99.1


                            STOCK PURCHASE AGREEMENT

                                   dated as of

                                  July 21, 1999

                                     between

                                 FIRSTGROUP PLC

                                       and

                               RYDER SYSTEM, INC.

                        relating to the purchase and sale

                                       of

                           RYDER PUBLIC TRANSPORTATION
                                 SERVICES, INC.


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                                        TABLE OF CONTENTS
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                                            ARTICLE 1

                                           DEFINITIONS

SECTION 1.01.  DEFINITIONS......................................................................1

                                            ARTICLE 2

                                        PURCHASE AND SALE

SECTION 2.01.  PURCHASE AND SALE................................................................9
SECTION 2.02.  CERTAIN PRE-CLOSING TRANSACTIONS.................................................9
SECTION 2.03.  CLOSING..........................................................................9
SECTION 2.04.  CLOSING BALANCE SHEET...........................................................10
SECTION 2.05.  ADJUSTMENT OF PURCHASE PRICE; PAYMENT OF OTHER
         ADJUSTMENTS...........................................................................12

                                            ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.  CORPORATE EXISTENCE AND POWER...................................................13
SECTION 3.02.  CORPORATE AUTHORIZATION.........................................................13
SECTION 3.03.  GOVERNMENTAL AUTHORIZATION......................................................13
SECTION 3.04.  NONCONTRAVENTION................................................................14
SECTION 3.05.  CAPITALIZATION..................................................................14
SECTION 3.06.  OWNERSHIP OF SHARES.............................................................14
SECTION 3.07.  SUBSIDIARIES....................................................................15
SECTION 3.08.  FINANCIAL STATEMENTS............................................................15
SECTION 3.09.  ABSENCE OF CERTAIN CHANGES......................................................16
SECTION 3.10.  NO UNDISCLOSED MATERIAL LIABILITIES.............................................17
SECTION 3.11.  MATERIAL CONTRACTS..............................................................18
SECTION 3.12.  LITIGATION......................................................................20
SECTION 3.13.  COMPLIANCE WITH LAWS AND COURT ORDERS...........................................20
SECTION 3.14.  PROPERTIES......................................................................21
SECTION 3.15.  SUFFICIENCY OF ASSETS...........................................................22
SECTION 3.16.  INTELLECTUAL PROPERTY...........................................................22
SECTION 3.17.  INSURANCE COVERAGE..............................................................23
SECTION 3.18.  LICENSES AND PERMITS............................................................23
SECTION 3.19.  INFORMATION FOR BUYER OFFERING DOCUMENTS........................................24
SECTION 3.20.  FINDERS' FEES...................................................................24
SECTION 3.21.  EMPLOYEES.......................................................................24
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SECTION 3.22.  LABOR MATTERS...................................................................24
SECTION 3.23.  EMPLOYEE BENEFIT PLANS..........................................................25
SECTION 3.24.  ENVIRONMENTAL MATTERS...........................................................28
SECTION 3.25.  YEAR 2000 COMPLIANCE............................................................29
SECTION 3.26.  REPRESENTATIONS AND WARRANTIES IN BUYER CREDIT FACILITY.........................30

                                            ARTICLE 4

                             REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  CORPORATE EXISTENCE AND POWER...................................................30
SECTION 4.02.  CORPORATE AUTHORIZATION.........................................................30
SECTION 4.03.  GOVERNMENTAL AUTHORIZATION......................................................30
SECTION 4.04.  NONCONTRAVENTION................................................................31
SECTION 4.05.  PURCHASE FOR INVESTMENT.........................................................31
SECTION 4.06.  LITIGATION......................................................................31
SECTION 4.07.  FINDERS' FEES...................................................................31
SECTION 4.08.  FINANCING COMMITMENTS...........................................................31

                                            ARTICLE 5

                                       COVENANTS OF SELLER

SECTION 5.01.  CONDUCT OF THE COMPANY..........................................................32
SECTION 5.02.  ACCESS TO INFORMATION; CONFIDENTIALITY..........................................32
SECTION 5.03.  CEP FILINGS.....................................................................34
SECTION 5.04.  NJDEP FILINGS...................................................................34
SECTION 5.05.  NOTICES OF CERTAIN EVENTS.......................................................34
SECTION 5.06.  RESIGNATIONS....................................................................35
SECTION 5.07.  NONCOMPETITION..................................................................35
SECTION 5.08.  AUDIT OPINION...................................................................37
SECTION 5.09.  REMOVAL OF CERTAIN LIENS........................................................37
SECTION 5.10.  FINANCING COMMITMENT............................................................37

                                            ARTICLE 6

                                       COVENANTS OF BUYER

SECTION 6.01.  CONDUCT OF BUYER................................................................37
SECTION 6.02.  ACCESS..........................................................................38
SECTION 6.03.  NOTICE OF CERTAIN EVENTS........................................................38
SECTION 6.04.  FINANCING.......................................................................38
SECTION 6.05.  LA TAXI RECEIVABLE..............................................................38
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                                            ARTICLE 7

                                  COVENANTS OF BUYER AND SELLER

SECTION 7.01.  BEST EFFORTS; FURTHER ASSURANCES................................................39
SECTION 7.02.  CERTAIN FILINGS.................................................................39
SECTION 7.03.  PUBLIC ANNOUNCEMENTS............................................................40
SECTION 7.04.  ANCILLARY AGREEMENTS............................................................40
SECTION 7.05.  INTERCOMPANY ACCOUNTS...........................................................40
SECTION 7.06.  BUYER OFFERING DOCUMENTS........................................................40
SECTION 7.07.  BUYER SHAREHOLDER MEETING.......................................................41
SECTION 7.08.  REPLACEMENT OF SURETY BONDS; GUARANTIES; LETTERS OF

         CREDIT................................................................................41

                                            ARTICLE 8

                                           TAX MATTERS

SECTION 8.01.  TAX DEFINITIONS.................................................................42
SECTION 8.02.  TAX REPRESENTATIONS.............................................................43
SECTION 8.03.  COVENANTS.......................................................................46
SECTION 8.04.  REFUNDS.........................................................................48
SECTION 8.05.  TAX SHARING.....................................................................48
SECTION 8.06.  COOPERATION ON TAX MATTERS......................................................49
SECTION 8.07.  TAX INDEMNIFICATION.............................................................49
SECTION 8.08.  PURCHASE PRICE ADJUSTMENT AND INTEREST..........................................52

                                            ARTICLE 9

                                        EMPLOYEE BENEFITS

SECTION 9.01.  COMPENSATION AND BENEFITS.......................................................53
SECTION 9.02.  PENSION PLAN....................................................................54
SECTION 9.03.  INDIVIDUAL ACCOUNT PLAN.........................................................57

                                           ARTICLE 10

                                      CONDITIONS TO CLOSING

SECTION 10.01.  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER..................................59
SECTION 10.02.  CONDITIONS TO OBLIGATION OF BUYER..............................................59
SECTION 10.03.  CONDITIONS TO OBLIGATION OF SELLER.............................................61

                                           ARTICLE 11

                                    SURVIVAL; INDEMNIFICATION

SECTION 11.01.  SURVIVAL.......................................................................61
SECTION 11.02.  INDEMNIFICATION................................................................62
SECTION 11.03.  PROCEDURES.....................................................................63
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                                           ARTICLE 12

                                           TERMINATION

SECTION 12.01.  GROUNDS FOR TERMINATION........................................................64
SECTION 12.02.  EFFECT OF TERMINATION..........................................................64

                                           ARTICLE 13

                                          MISCELLANEOUS

SECTION 13.01.  NOTICES........................................................................66
SECTION 13.02.  AMENDMENTS AND WAIVERS.........................................................67
SECTION 13.03.  EXPENSES.......................................................................68
SECTION 13.04.  SUCCESSORS AND ASSIGNS.........................................................68
SECTION 13.05.  GOVERNING LAW..................................................................68
SECTION 13.06.  JURISDICTION...................................................................68
SECTION 13.07.  WAIVER OF JURY TRIAL...........................................................69
SECTION 13.08.  COUNTERPARTS; THIRD PARTY BENEFICIARIES........................................69
SECTION 13.09.  ENTIRE AGREEMENT...............................................................69
SECTION 13.10.  CAPTIONS.......................................................................69
SECTION 13.11.  CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS...................................69
SECTION 13.12.  CERTAIN LIMITATIONS ON REPRESENTATIONS, WARRANTIES AND
         THE RIGHTS OF THE PARTIES.............................................................70
SECTION 13.13.  BUYER DUE DILIGENCE ADJUSTMENTS................................................70
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                                            SCHEDULES
                                     ----------------------


Schedule 2.02              Restructuring
Schedule 3.04              Noncontravention
Schedule 3.07              Subsidiaries
Schedule 3.08              Financial Statements
Schedule 3.09              Absence of Certain Changes
Schedule 3.10              No Undisclosed Material Liabilities
Schedule 3.11              Material Contracts
Schedule 3.12              Litigation
Schedule 3.13              Compliance with Laws and Court Orders
Schedule 3.14              Properties
Schedule 3.16              Intellectual Property
Schedule 3.18              Licenses and Permits
Schedule 3.22              Labor Matters
Schedule 3.23              Employee Benefit Plans
Schedule 3.24              Environmental Matters
Schedule 3.25              Year 2000 Compliance
Schedule 8.02(a)           Filing and Payment of Taxes
Schedule 8.02(b)           Procedure and Compliance
Schedule 8.02(c)           Taxing Jurisdictions
Schedule 8.02(d)           Tax Sharing, Consolidation and Similar Arrangements.
Schedule 8.02(e)           Certain Agreements and Arrangements
Schedule 8.02(f)           Property and Leases
Schedule 8.02(g)           Certain Elections
Schedule 8.02(h)           Insurance/Reinsurance
Schedule 9.01              Extended Option Exercise Periods
Schedule 13.11             Seller's Knowledge
Schedule 13.13             Buyer Due Diligence Adjustments

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                                   APPENDICES
                             ----------------------


APPENDIX I           Base Stockholder's Equity
APPENDIX II          Annual Financial Statements
APPENDIX III         Form of KPMG Audit Opinion

                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of July 21, 1999 between FIRSTGROUP PLC, a public limited company organized under the laws of Scotland ("BUYER"), and RYDER SYSTEM, INC., a Florida corporation ("SELLER").

                              W I T N E S S E T H :

         WHEREAS, Seller is the record and beneficial owner of all of the outstanding shares of capital stock of Ryder Truck Rental, Inc. ("SELLER SUB"), and Seller Sub is the record and beneficial owner of the Shares; and

         WHEREAS, Seller desires to cause the Shares to be sold to Buyer, and Buyer desires to purchase the Shares from Seller Sub, upon the terms and subject to the conditions hereinafter set forth.

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; PROVIDED that neither the Company nor any Subsidiary shall be considered an Affiliate of Seller.

         "ANCILLARY AGREEMENTS" means the Transitional Services Agreement, the Trademark License Agreement, the Maintenance Agreement and the Inspection Services Agreement.

         "BALANCE SHEET" means the unaudited pro forma consolidated balance sheet of the Company and the Subsidiaries as adjusted to give effect to the Restructuring as of May 31, 1999.

         "BASE STOCKHOLDER'S EQUITY" means $341,799,000.00, which has been calculated based upon the Balance Sheet as adjusted as described in Appendix I hereto; PROVIDED THAT such Base Stockholder's Equity amount shall be further adjusted as follows: (i) to exclude any of the items referred to in clauses (A)

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through (G) of the definition of Closing Stockholder's Equity to the extent any such items are reflected in the Balance Sheet but not already reflected in the adjustments set forth on Appendix I; and (ii) to the extent not already treated as such in the calculation of Base Stockholder's Equity on Appendix I, all intercompany accounts between Seller or its Affiliates, on the one hand, and the Company or any Subsidiary, on the other hand, reflected on the Balance Sheet shall be treated as settled by netting such balances against each other with any resulting balance due to Seller and its Affiliates being treated as having being contributed to the stockholder's equity of the Company.

         "BALANCE SHEET DATE" means May 31, 1999.

         "BENEFIT ARRANGEMENT" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is not governmentally mandated,
(iii) is entered into, maintained, administered or contributed to, as the case may be, by Seller, any of its Affiliates or the Company or any Subsidiary and
(iv) covers any employee or former employee of or any independent contractor or consultant providing services for the Company or any Subsidiary.

         "BUYER OFFERING DOCUMENTS" means (i) in connection with the first posting, the prospectus, the provisional allotment letter and the related press release, (ii) in connection with the second posting, the Class 1 circular and the additional press release, and (iii) in connection with (i) or (ii) above, any supplementary prospectus.

         "BUYER SHAREHOLDER RESOLUTIONS" means the resolutions to be proposed to the shareholders of Buyer (i) to approve the transactions contemplated hereby,
(ii) to increase the authorized share capital of Buyer, (iii) to grant authority to allot securities pursuant to Section 80, U.K. Companies Act of 1985, and (iv) to increase the permitted borrowing limit of Buyer.

         "CEP" means the Connecticut Commissioner of Environmental
Protection.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

         "CLOSING DATE" means the date of the Closing.

         "COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

         "COMPANY" means Ryder Public Transportation Services, Inc., a Florida corporation.

         "CONNECTICUT TRANSFER FORM" means CTA Form I, II, III or IV, as appropriate, and any attachments thereto or filings made therewith.

         "CTA" means the Connecticut Hazardous Waste Establishment Transfer Act (General Statutes sections 22a-134, ET SEQ.), as amended, and any rules or regulations promulgated thereunder.

         "EMPLOYEE PLAN" means any "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is not governmentally mandated, (iii) is maintained, administered or contributed to by Seller, any of its Affiliates or the Company or any Subsidiary and (iv) covers any employee or former employee of the Company or any Subsidiary.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party in effect as of the date hereof relating to the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities required by Environmental Laws to operate the business of the Company or any Subsidiary as currently conducted.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "FINAL NET DEBT" means an amount equal to (x) the aggregate amount of all cash and cash equivalents, less (y) the aggregate amount of all Indebtedness for Borrowed Money, in each case, as such items are set forth in (or, if not set forth in, determined by reference to) the Final Closing Balance Sheet. If the amount in clause (x) exceeds the amount in clause (y), Final Net Debt shall be a positive number, and if the amount in clause (y) exceeds the amount in clause
(x), Final Net Debt shall be a negative number.

         "GOVERNMENTAL AUTHORITY" means any governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing; PROVIDED that for purposes of this Agreement no such entity shall be considered a Governmental Authority solely in its capacity as a party to any contract with the Company or any Subsidiary for transportation, maintenance, management or other services, but such entity shall be considered a Governmental Authority in all other respects for purposes of this Agreement.

         "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, in each case, which are regulated under or form the basis of liability under any Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INSPECTION SERVICES AGREEMENT" means an agreement between Buyer and Seller relating to inspection and related services to be provided by the Company or a Subsidiary to Seller or an Affiliate of Seller.

         "INDEBTEDNESS FOR BORROWED MONEY" means all obligations for borrowed money, all obligations evidenced by bonds (other than contingent obligations under performance bonds), debentures, promissory notes or other similar instruments, bank overdrafts, all obligations to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business) required to be reflected on a balance sheet prepared in accordance with U.S. GAAP, obligations under leases that are capitalized in accordance with U.S. GAAP, and all non-contingent obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument; PROVIDED that "Indebtedness for Borrowed Money" shall not include obligations under non-competition agreements and checks drawn but not paid.

         "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "ISRA" means the New Jersey Industrial Site Recovery Act, as amended, and any rules or regulations promulgated thereunder.

         "LACMTA ARBITRATION" means the pending arbitration proceeding by the Company against the Los Angeles County Metropolitan Transit Authority relating to a claim for recovery of maintenance costs from the Los Angeles County Metropolitan Transit Authority.

         "LACMTA ARBITRATION AMOUNT" means the aggregate amount received by the Company or any Subsidiary on or prior to the Closing Date from the Los Angeles County Metropolitan Transit Authority in respect of the LACMTA Arbitration; it being understood and agreed that an amount shall be deemed received if (i) such amount has been paid to the Company or any Subsidiary by cash, check, wire transfer or otherwise on or prior to the Closing Date, or (ii) such amount is or should be reflected as a receivable on the Closing Balance Sheet in accordance with U.S. GAAP. If such amount has not been received on or prior to the Closing Date, the LACMTA Arbitration Amount shall be zero.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LSE" means the London Stock Exchange Limited.

         "MAINTENANCE AGREEMENT" means an agreement between Buyer and Seller relating to maintenance services to be provided at certain Seller Sub facilities identified on Schedule 2.02.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, assets or results of operations of the Company and the Subsidiaries, taken as a whole, other than a material adverse effect resulting from events, changes or developments relating to the U.S. economy in general or resulting from industry-wide developments affecting companies in similar businesses; PROVIDED, that any determination of whether any state of facts, event, change or development has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, will be made giving effect to the Restructuring.

         "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

         "NJDEP" means the New Jersey Department of Environmental Protection.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PUERTO RICO BUSINESS" means the business conducted by Ryder Puerto Rico, Inc. pursuant to the contracts identified on item 5 of Schedule 2.02.

         "RETAINED LIABILITIES" includes (a) all liabilities, obligations and expenses arising from claims of bodily injury or property damage (including workers' compensation claims) relating to accidents or occurrences (and diseases that would be covered by Seller's Workers' Compensation and Employers' Liability Insurance Policy or Specific Excess Workers' Compensation and Employers' Liability Policy, giving effect to any exclusions under such insurance policy but disregarding any deductible or other limitation on the amount payable for claims under such insurance policy) which occurred in connection with the operations of the Company and its Subsidiaries prior to the Closing Date, regardless of whether such claims were asserted before, on or after the Closing Date and (b) all amounts included in the calculation of Final Net Debt as cash or cash equivalents arising from checks payable to the Company or any Subsidiary which, after the Closing Date, are returned to the Company or any Subsidiary for insufficient funds or otherwise dishonored, except to the extent such amounts are deducted from assets in the Closing Balance Sheet. Retained Liabilities do not include, without limitation, (i) claims for which the Company or its Subsidiaries are entitled to receive indemnification in a contract or agreement or (ii) matters that are the subject matter of Section 3.24.

         "SHARES" means 1,000 shares of Common Stock.

         "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA other than any Multiemployer Plan.

         "TRADEMARK LICENSE AGREEMENT" means an agreement between Seller and Buyer with respect to the licensing of the Ryder tradename and trademark to the Company and its Subsidiaries for one year following the Closing.

         "TRANSITIONAL SERVICES AGREEMENT" means an agreement between Seller and Buyer with respect to the provision of transitional services to the Company and its Subsidiaries by Seller and Affiliates of Seller.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                             SECTION

Accounting Referee                                                  8.01
Allocation Statement                                                8.03
Annual Financial Statements                                         3.08
Business                                                            5.07
Buyer                                                          Preamble
Buyer Companies                                                    13.12
Buyer Indemnitee                                                    8.01
Buyer's Stockholder Approval                                        4.02
Closing                                                             2.03
Closing Balance Sheet                                               2.04
Closing Stockholder's Equity                                        2.04
Code                                                                8.01
Company Accounting Policies                                         2.04
Company Intellectual Property Rights                                3.16
Company Securities                                                  3.05

TERM                                                             SECTION

Confidentiality Agreement                                           5.02
Damages                                                            11.02
Deal                                                               13.12
DOJ                                                                 7.02
Federal Tax                                                         8.01
Final Closing Balance Sheet                                         2.05
Final Determination                                                 8.08
Final Stockholder's Equity                                          2.05
Financing Commitments                                               4.08
FTC                                                                 7.02
Funding Conditions                                                  6.04
Indemnified Party                                                  11.03
Indemnifying Party                                                 11.03
Independent Arbiter                                                12.03
Individual Account Plan                                             9.03
Last Offer                                                          2.04
Loss                                                                8.07
Modified Aggregate Deemed Sales Price                               8.03
1996 Financial Statements                                           5.08
1999 Other Taxes                                                    8.07
Other Income Tax                                                    8.01
Other Taxes                                                         8.01
Pension Plan                                                        9.02
Permits                                                             3.18
Permitted Liens                                                     3.14
Post-Closing Tax                                                    8.07
Post-Closing Tax Period                                             8.01
Preliminary Payment                                                 9.02
Pre-Closing Tax Period                                              8.01
Purchase Price                                                      2.01
Restructuring                                                       2.02
Returns                                                             8.02
Section 338(h)(10) Election                                         8.03
Section 338 Tax                                                     8.01
Seller                                                          Preamble
Seller Group                                                        8.01
Seller Sub                                                      Recitals
Subsidiary Securities                                               3.07

TERM                                                             SECTION

Successor Individual Account Plan                                   9.03
Successor Pension Plan                                              9.02
System                                                              3.25
Tax                                                                 8.01
Tax Asset                                                           8.01
Tax Benefit                                                         8.07
Tax Sharing Agreements                                              8.01
Taxing Authority                                                    8.01
Termination Amount                                                 12.02
Transfer Amount                                                     9.02
Transfer Taxes                                                      8.03
Transferred Employees                                               9.02
Transit Arrangement                                                 3.23
Transit Plan                                                        3.23
U.S. GAAP                                                           3.08
Vehicles                                                            8.02
Year 2000 Compliant                                                 3.25

                                    ARTICLE 2

                                PURCHASE AND SALE

         SECTION 2.01. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Seller agrees to cause Seller Sub to sell to Buyer, and Buyer agrees to purchase, or cause a subsidiary of Buyer to purchase in accordance with Section 13.04, from Seller Sub, the Shares at the Closing. The purchase price for the Shares (the "PURCHASE PRICE") is $940,000,000.00 in cash. The Purchase Price shall be paid as provided in Section 2.03 and shall be subject to adjustment as provided in Section 2.05.

         SECTION 2.02. CERTAIN PRE-CLOSING TRANSACTIONS. Prior to the Closing, Seller and Affiliates of Seller shall contribute to the Company or one of the Subsidiaries, as determined in consultation with Buyer, certain assets that are part of or necessary for the Business, and shall transfer to the payroll of the Company or a Subsidiary the employees associated with such transferred assets, as set forth on Schedule 2.02, and the parties identified on Schedule 2.02 will take the additional actions specified thereon. The transactions described in this Section 2.02 are collectively referred to as the "RESTRUCTURING".

         SECTION 2.03. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Shares hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than eight business days (or, if applicable, such shorter time (not less than two business days) as funding may be available to Buyer under the Financing Commitments), after satisfaction of the conditions set forth in
Article 10, or at such other time or place as Buyer and Seller may agree. At the
Closing:

          (a) Buyer shall deliver to Seller $940,000,000.00 in immediately available funds by wire transfer to an account of Seller with a bank in New York City designated by Seller, by notice to Buyer, not later than two business days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

          (b) Seller shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          (c) Seller and Buyer shall enter into the Ancillary Agreements.

         SECTION 2.04. CLOSING BALANCE SHEET. (a) During the period ending 90 days after the Closing Date, Buyer and Seller will cooperate with the objective of agreeing to and preparing the Closing Balance Sheet together with an agreed to calculation of Closing Stockholder's Equity. If the parties are unable to agree thereon, Buyer will cause the Company to prepare the Closing Balance Sheet and to calculate Closing Stockholder's Equity and to deliver the same to Buyer and Seller. In all events, the Closing Balance Sheet (the "CLOSING BALANCE SHEET") shall reflect the consolidated financial position of the Company and the Subsidiaries as at the close of business on the Closing Date determined using the same accounting principles, policies, practices and methodologies used in the preparation of the Balance Sheet and (recognizing that they are not adjusted to give effect to the Restructuring) the unaudited pro forma balance sheets of the Company and the Subsidiaries as of December 31, 1997 and 1998 (the "COMPANY ACCOUNTING POLICIES") and shall include the same line items as in the Balance Sheet and (recognizing that they are not adjusted to give effect to the Restructuring) the unaudited pro forma balance sheets of the Company and the Subsidiaries as of December 31, 1997 and 1998. "CLOSING STOCKHOLDER'S EQUITY" means the consolidated stockholder's equity of the Company and the Subsidiaries as shown on the Closing Balance Sheet, with the following adjustments: excluding
(A) the effect (including the Section 338 Tax effect) of the Section 338(h)(10) Election except to the extent that Buyer is liable for Taxes under Section 8.03(e), (B) any provision for assets (including refunds) or liabilities attributable to Federal Taxes or Other Income Taxes, (C) any provision for assets or liabilities attributable to contingent Federal Taxes and Other Income Taxes, (D) any assets or liabilities attributable to deferred income taxes reflecting either differences between the treatment of items or amounts for accounting and income tax purposes or carryforwards, (E) any provision for Retained Liabilities, (F) cash, cash equivalents and Indebtedness for Borrowed Money, and (G) any other liabilities retained by Seller pursuant to the terms of this Agreement.

          (b) If the parties are unable to agree upon the Closing Balance Sheet and the calculation of Closing Stockholder's Equity as contemplated by the first sentence of Section 2.04(a) and as calculated by the Company, Seller or Buyer may, within 30 days after the deliveries referred to in Section 2.04(a), deliver a notice to the other disagreeing with such calculation and setting forth its calculation of such amount. Any such notice of disagreement shall specify in reasonable detail those items or amounts as to which Seller or Buyer disagrees, and Seller or Buyer, as the case may be, shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Stockholder's Equity delivered pursuant to Section 2.04(a)

          (c) If a notice of disagreement shall be duly delivered pursuant to
Section 2.04(b), Buyer and Seller shall jointly cause Ernst & Young (New York Office) or, if Ernst & Young is unable or unwilling to so act, another firm of independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller (who shall not have any material relationship with Buyer or Seller), promptly to review this Agreement and the disputed items or amounts for the purpose of preparing the Closing Balance Sheet and calculating Closing Stockholder's Equity. In making such calculation, such independent accountants shall consider only those items or amounts in the Closing Balance Sheet or Buyer's calculation of Closing Stockholder's Equity as to which Seller has disagreed. Such independent accountants shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The independent accountants will not have the authority to review or make a determination with respect to any matter except the items in dispute, it being understood that the independent accountants will not be retained to conduct their own independent audit or review, but rather will be retained only to resolve specific differences between Buyer and Seller and within the range of such difference as stated in the last written settlement offers of Buyer and Seller related to all disputed items submitted to the independent accountants (each, a "LAST OFFER"); PROVIDED, HOWEVER, that, to the extent that any change in the Closing Balance Sheet deemed appropriate by the independent accountants requires for consistency under the Company Accounting Principles a corresponding change in any other item included in the Closing Balance Sheet, the independent accountants will make such change. The cost of such review and report shall be borne (i) by Buyer if the difference between Final Stockholder's Equity and Buyer's Last Offer is greater than the difference between Final Stockholder's Equity and Seller's Last Offer, (ii) by Seller if the first such difference is less than the second such difference and (iii) otherwise equally by Buyer and Seller.

          (d) Buyer and Seller agree that they will, and agree to cause their respective independent accountants and the Company and each Subsidiary to, reasonably cooperate and assist in the preparation of the Closing Balance Sheet and the calculation of Closing Stockholder's Equity and in the conduct of the reviews referred to in this Section 2.04, including without limitation, the making available to the extent necessary of books, records, accountants work papers (subject to such limitations as such accountants may impose in accordance with customary practice) and personnel.

         SECTION 2.05. ADJUSTMENT OF PURCHASE PRICE; PAYMENT OF OTHER ADJUSTMENTS. (a) If Base Stockholder's Equity exceeds Final Stockholder's Equity, Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.05(d), the amount of such excess. If Final Stockholder's Equity exceeds Base Stockholder's Equity, Buyer shall pay to Seller, in the manner and with interest as provided in Section 2.05(d) , the amount of such excess. "FINAL STOCKHOLDER'S EQUITY" means the Closing Stockholder's Equity (i) as agreed to by Seller and Buyer; (ii) as shown in the Company's calculation delivered pursuant to Section 2.04(a), if no notice of disagreement with respect thereto is subsequently duly delivered pursuant to
Section 2.04(b); or (iii) if such a notice of disagreement is delivered, as shown in the independent accountant's calculation delivered pursuant to Section 2.04(c); PROVIDED that in no event shall Final Stockholder's Equity be less than Buyer's Last Offer or more than Seller's Last Offer. "FINAL CLOSING BALANCE SHEET" means the Closing Balance Sheet (i) as agreed to by Seller and Buyer;
(ii) as prepared by the Company and delivered pursuant to Section 2.04(a), if no notice of disagreement with respect thereto is subsequently delivered pursuant to Section 2.04(b); or (iii) if such a notice of disagreement is delivered, as prepared by the independent accountants and delivered pursuant to Section 2.04(c).

          (b) If Final Net Debt is a negative number, Seller shall pay to Buyer, in the manner and with interest as provided in Section 2.05(d), the Final Net Debt amount, expressed as a positive number. If Final Net Debt is a positive number, Buyer shall pay to Seller, in the manner and with interest as provided in Section 2.05(d), the Final Net Debt amount.

          (c) Seller shall pay to Buyer, in the manner and with interest as provided in Section 2.05(d), the LACMTA Arbitration Amount.

          (d) Any payments pursuant to Section 2.05(a) or 2.05(b) or 2.05(c) shall be made in U.S. dollars at a mutually convenient time and place within two business days after the Final Stockholder's Equity has been determined by delivery by Buyer or Seller, as the case may be, of a certified or official bank check payable in immediately available funds to the other party or by transfer of immediately available funds to such account of such other party as may be designated by such other party. The amount of any payment to be made pursuant to this Section 2.05 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in the WALL STREET JOURNAL, Eastern Edition in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. Each of Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority to conduct its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not be materially adverse to the Company's business. Seller has heretofore delivered to Buyer true and complete copies of the articles of incorporation and bylaws of Seller and the Company as currently in effect.

         SECTION 3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller.

         SECTION 3.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the 1934 Act; (iii) compliance with any applicable requirements of CTA; (iv) compliance with any applicable requirements of ISRA; and (v) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.04. NONCONTRAVENTION. Except as set forth on Schedule 3.04, the execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Seller do not and will not (i) violate the articles or certificate of incorporation or bylaws of Seller or the Company or any Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Seller or the Company or any Subsidiary or to a loss of any material benefit to which Seller or the Company or any Subsidiary is entitled under any provision of any agreement or other instrument binding upon Seller or the Company or any Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, other than, in the case of clauses (ii) through (iv) hereof, such of the foregoing as could not reasonably be expected to be material to the business of the Company and its Subsidiaries.

         SECTION 3.05. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 1,000 shares of Common Stock. There are outstanding 1,000 shares of Common Stock.

         (b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.05, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 3.06. OWNERSHIP OF SHARES. Seller Sub is the record and beneficial owner of the Shares, free and clear of any Lien and any restriction on the right to vote, sell or otherwise dispose of the Shares (excluding restrictions arising under applicable law), and will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any Lien or any such restriction.

         SECTION 3.07. SUBSIDIARIES. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and authority to conduct its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not be materially adverse to the business of the Company. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3.07.

         (b) All of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities (excluding restrictions arising under applicable law). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.07(b)(i) and 3.07(b)(ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.08. FINANCIAL STATEMENTS. The unaudited pro forma consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1997 and 1998 and the related unaudited pro forma consolidated statements of income and cash flows for each of the years ended December 31, 1997 and 1998 attached hereto as Appendix II (collectively, the "ANNUAL

FINANCIAL STATEMENTS") and the unaudited interim pro forma consolidated balance sheet as of May 31, 1999 and the related unaudited interim pro forma consolidated statements of income and cash flows for the five months ended May 31, 1999 of the Company and the Subsidiaries fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or specifically set forth on Schedule 3.08), the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements), in each case, as adjusted to give effect to the Restructuring.

         SECTION 3.09. ABSENCE OF CERTAIN CHANGES. Except as set forth on
Schedule 3.09, since the Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent in all material respects with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          (b) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of any Indebtedness for Borrowed Money other than any such indebtedness which is either (i) not outstanding as of the Closing Date, (ii) may be prepaid on not more than 10 days' notice without the payment of any penalty or premium or (iii) incurred, assumed or guaranteed and permitted by Buyer pursuant to Section 5.01;

          (d) any creation or other incurrence by the Company or any Subsidiary of any Lien on any asset other than Permitted Liens and other liens arising in the ordinary course of business consistent in all material respects with past practices;

          (e) any making of any loan, advance or capital contributions to or investment in any Person other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries and (ii) loans and advances to employees for travel and other business-related expenses, in each case made in the ordinary course of business consistent in all material respects with past practices;

          (f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than (i) transactions and commitments in the ordinary course of business consistent in all material respects with past practices, (ii) those contemplated by this Agreement, (iii) any of the foregoing involving less than any specified dollar threshold or other express exclusion in any other provision of this Section or in Section 3.11 or 5.01, or (iv) any transaction effected as part of the Restructuring;

          (g) any change in any method of accounting or accounting practice by the Company or any Subsidiary except for any such change after the date hereof required by reason of a concurrent change in U.S. GAAP;

          (h) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director or officer of the Company or any Subsidiary or to any employee of the Company or any Subsidiary receiving annual base compensation of more than $50,000, or (iii) change in compensation or other benefits payable to any director, officer or employee of the Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof other than (i) in the ordinary course of business consistent in all material respects with past practices or (ii) such agreements, grants or changes involving less than $50,000;

          (i) any material labor dispute, other than routine individual grievances, or, to the Knowledge of Seller, any material activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or, to the Knowledge of Seller, threats thereof by or with respect to any employees of the Company or any Subsidiary; or

          (j) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment, other than (i) for the acquisition of buses, vans and service vehicles in the ordinary course of business consistent in all material respects with past practices, (ii) such individual expenditures involving less than $250,000, or (iii) aggregate expenditures (other than expenditures covered by clause (i) of this Section 3.09(j)) that do not exceed $3,000,000 in any one month.

         SECTION 3.10. NO UNDISCLOSED MATERIAL LIABILITIES. (a) There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (i) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

          (ii) liabilities disclosed on Schedule 3.10;

          (iii) liabilities which, to the extent not discharged, will be reflected in the Final Closing Balance Sheet; and

          (iv) other undisclosed liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) As of the date hereof, to the Knowledge of Seller, there are no material liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those described in Sections 3.10(a)(i), (ii) and (iii) above.

         SECTION 3.11. MATERIAL CONTRACTS. (a) Except as disclosed in Schedule 3.11, neither the Company nor any Subsidiary is a party to or bound by:

          (i) any lease (whether of real or personal property) providing for annual rentals of $50,000 or more;

         (ii) any agreement (other than open purchase orders for amounts not exceeding $100,000 in the aggregate) for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Company and the Subsidiaries of $100,000 or more or (B) aggregate payments by the Company and the Subsidiaries of $500,000 or more;

          (iii) any services or other similar agreement providing for either (A) annual payments to the Company and the Subsidiaries of $100,000 or more or (B) aggregate payments to the Company and the Subsidiaries of $500,000 or more during the stated term of the agreement;

          (iv) any partnership, joint venture or other similar agreement or arrangement;

          (v) other than pursuant to the Restructuring, any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), other than the purchase or disposition of assets in the ordinary course of business consistent in all material respects with past practices;

          (vi) any agreement creating or evidencing Indebtedness for Borrowed Money (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $100,000, (B) which may be prepaid on not more than 10 days notice without the payment of any penalty, (C) which is fully paid prior to the Closing or (D) entered into subsequent to the date of this Agreement as permitted by Buyer pursuant to Section 5.01;

          (vii) any option, license, franchise or similar agreement providing for annual payments in excess of $50,000;

          (viii) any agency, dealer, sales representative, marketing or other similar agreement providing for annual payments in excess of $50,000;

          (ix) any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any Subsidiary after the Closing Date;

          (x) any agreement with (A) Seller or any of its Affiliates, other than for services that will be provided by Seller after the Closing pursuant to the Transitional Services Agreement or the Maintenance Agreement,
         (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Seller or any of its Subsidiaries, (C) any Person (other than the Company and its Subsidiaries) 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by

         Seller or any of its Subsidiaries or (D) any director or officer of Seller or any of its Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer;

          (xi) any agreement with any director or officer of the Company or any Subsidiary or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

          (xii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and the Subsidiaries, taken as a whole.

          (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and assuming each is a valid and binding agreement of the other parties thereto is in full force and effect. None of the Company, any Subsidiary or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default or breach in any material respect thereunder, except for such events of default or breaches that could not reasonably be expected to be material to the business of the Company and the Subsidiaries. True and complete copies of each such agreement, contract, plan, lease, arrangement or commitment have been made available to Buyer.

         SECTION 3.12. LITIGATION. Schedule 3.12 contains a complete list of all actions, suits, investigations or proceedings involving claims in excess of $50,000 pending against (i) Seller and relating to or affecting the Company or the Business or (ii) the Company or any Subsidiary or any of their respective properties, in each case as of the date hereof; PROVIDED, that in determining whether any such actions, suits, investigations or proceedings involves a claim that exceeds $50,000, the extent to which Seller (in respect of Retained Liabilities) or any third Person is liable to indemnify the Company or its Subsidiaries against such actions, suits, investigations or proceedings shall be taken into account to reduce the amount of liabilities of the Company and its Subsidiaries. There is no action, suit, investigation or proceeding pending or, to the Knowledge of Seller, threatened against Seller, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which (i) individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, or (ii) to the Knowledge of Seller, is or could reasonably be expected to be material; PROVIDED, that in determining whether any such actions, suits, investigations or proceedings are material, the extent to which Seller (in respect of Retained Liabilities) or any third Person is liable to indemnify the Company or its Subsidiaries against such actions, suits, investigations or proceedings shall be taken into account to reduce the amount of liabilities of the Company and its Subsidiaries.

         SECTION 3.13. COMPLIANCE WITH LAWS AND COURT ORDERS. (a) Except as set forth on Schedule 3.13, neither the Company nor any Subsidiary is in violation of, and has not since June 30, 1996 violated, and to the Knowledge of Seller is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation (including, without limitation, all applicable statutes and regulations of the United States Government governing the operation of transportation services), judgment, injunction, order or decree, except for violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) To the Knowledge of Seller, neither the Company nor any Subsidiary is in violation of, and has not since June 30, 1996 been in violation of, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation (including, without limitation, all applicable statutes and regulations of the United States Government governing the operation of transportation services), judgment, injunction, order or decree that could reasonably be expected to be material to the Company.

         SECTION 3.14. PROPERTIES. (a) Except as set forth on Schedule 3.14, the Company and the Subsidiaries own fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent in all material respects with past practices. None of such property or assets is subject to any Lien, except:

        (i) Liens disclosed on the Balance Sheet;

        (ii) Liens for taxes not yet due or being contested in good faith;

        (iii) mechanics', carriers', workers', repairmen's or other similar Liens arising or incurred in the ordinary course of business relating to liabilities that are not overdue;

        (iv) Liens that arise under zoning, land use and other similar laws;

        (v) easements, covenants, conditions, restrictions of record and similar matters of record;

        (vi) easements, covenants, conditions and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the business of the Company; or

        (vii) Liens which do not materially interfere with any present or intended use of such property or assets (clauses (i)-(vii) of this Section 3.14(a) are, collectively, the "PERMITTED LIENS").

         (b) All leases of such real property and personal property are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or, to the Knowledge of Seller, any event which with notice or lapse of time or both would constitute a default that would be material to the Company.

          (c) The plants, buildings, structures and equipment owned by the Company or any Subsidiary have been reasonably maintained consistent in all material respects with the Company's normal practice (giving due account to the age and length of use of same, ordinary wear and tear excepted).

         SECTION 3.15. SUFFICIENCY OF ASSETS. After giving effect to the Restructuring, except for assets that will be used in providing the services that will be provided by Seller after the Closing pursuant to the Transitional Services Agreement and the Maintenance Agreement, (i) there are no assets, properties, rights, licenses, Permits, causes of action or businesses of any kind or description, real, personal or mixed, tangible or intangible owned, held or used in the conduct of the Business that are not owned by the Company or a Subsidiary or held by valid and existing leases or licenses and (ii) the property and assets owned or leased by the Company or any Subsidiary, or which they otherwise have the right to use, constitute all of the property and assets used or held for use in connection with the businesses of the Company or any Subsidiary and are adequate to conduct such businesses as currently conducted; it being understood that "adequate to conduct such businesses as currently conducted" shall not be construed as a representation or warranty with respect to the qualitative condition of the property and assets themselves.

         SECTION 3.16. INTELLECTUAL PROPERTY. (a) Schedule 3.16 contains a list of all patents, trademarks and service marks owned or licensed and used or held for use by the Company or any Subsidiary and all other Intellectual Property Rights (other than know-how) that are material to the conduct of the business of the Company and its Subsidiaries as presently conducted (other than "shrink-wrap" software commercially available) ("COMPANY INTELLECTUAL PROPERTY RIGHTS"), specifying in reasonable detail as to all Company Intellectual Property Rights owned by the Company, as applicable: (i) the nature of such Intellectual Property Right, (ii) the owner of such Intellectual Property Right,
(iii) the jurisdictions by or in which such Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed,
(iv) the registration or application numbers and (v) the termination or expiration dates.

         (b) Schedule 3.16 sets forth a list of all licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Company Intellectual Property Right.

         (c) (i) Except as set forth on Schedule 3.16, since June 30, 1994, neither the Company nor any Subsidiary has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified in writing of, any alleged claim of infringement of any Intellectual Property Right, and Seller has no Knowledge of any other such infringement by the Company or any Subsidiary and (ii) Seller has no outstanding claim or suit for, and has no Knowledge of, any continuing infringement by any other Person of any Company Intellectual Property Rights. No Company Intellectual Property Right owned by the Company or any Subsidiary or, to the Knowledge of Seller, any other Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person. Neither the Company nor any Subsidiary has entered into any material agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         SECTION 3.17. INSURANCE COVERAGE. Seller has furnished to Buyer a list of all material insurance policies and fidelity bonds currently in force relating to the assets, business, operations, employees, officers or directors of the Company and the Subsidiaries, other than policies of insurance maintained by transit management companies. All premiums payable under all material policies and bonds have been timely paid and the Company and the Subsidiaries have otherwise complied in all material respects with the terms and conditions of all material policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since June 30, 1994 and remain in full force and effect.

         SECTION 3.18. LICENSES AND PERMITS. Schedule 3.18 lists each license, franchise, permit, certificate, approval or other similar authorization of the Company and its Subsidiaries (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth on the
Schedule 3.18, (i) the Permits are valid and in full force and effect, (ii) neither the Company nor any Subsidiary is in default under, and, to the Knowledge of Seller, no condition exists that with notice or lapse of time or both would constitute a default under, the Permits, except for such defaults that could not reasonably be expected to be material to the Company, and (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         SECTION 3.19. INFORMATION FOR BUYER OFFERING DOCUMENTS. The written information supplied by Seller (including any corrected information supplied by Seller) for inclusion in each Buyer Offering Document, or any amendment thereof or supplement thereto, at the date filed with the LSE or distributed to Buyer's shareholders or at the time of any meeting of the shareholders of Buyer to approve the matters contemplated therein, will be true and accurate in all material respects and will not omit to state any fact necessary to make the information contained therein not materially misleading; PROVIDED that, without prejudice to Buyer's claims under the other representations and warranties, (i) Seller shall not be in breach of this representation and warranty in the absence of shareholder litigation against Buyer or any of its representatives based upon such information (and in such event Buyer's Damages under Article 11 for breaches of this representation and warranty will be limited to liabilities relating to such litigation) and (ii) Buyer hereby agrees that nothing in this
Section 3.19 will be deemed to apply to any projection or forecast supplied by or on behalf of Seller, whether or not included in the Buyer Offering Documents.

         SECTION 3.20. FINDERS' FEES. Except for Morgan Stanley Dean Witter & Co., whose fees will be paid by Seller, there is no investment banker, broker, finder or other similar intermediary which has been retained by or is authorized to act on behalf of Seller or the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         SECTION 3.21. EMPLOYEES. Seller has previously delivered to Buyer a true and complete list of (a) the names, titles, annual salaries and other compensation of all officers of the Company and its Subsidiaries and all other employees of or independent contractors or consultants to the Company and its Subsidiaries whose annual base salary or annual service or consulting fees as of the date hereof exceeds $100,000 and (b) the present wage rates for non-salaried employees of the Company and its Subsidiaries (by classification). To the Knowledge of Seller, no officer or other key employee of the Company and its Subsidiaries has indicated as of the date hereof that he intends to resign or retire as a result of the transactions contemplated by this Agreement, except for the resignations disclosed to Buyer pursuant to Section 5.06.

         SECTION 3.22. LABOR MATTERS. Except as set forth on Schedule 3.22, (a) the Company and the Subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, (i) could reasonably be expected to have a Material Adverse Effect, or (ii) to the Knowledge of Seller, is material, and (b) there is no unfair labor practice complaint pending or, to the Knowledge of Seller, threatened against the Company or any Subsidiary before the National Labor Relations Board which
(i) could reasonably be expected to have a Material Adverse Effect, or (ii) to the Knowledge of Seller, is material.

         SECTION 3.23. EMPLOYEE BENEFIT PLANS. (a) Schedule 3.23 identifies each Employee Plan, other than an Employee Plan maintained, administered or contributed to by the Company or a Subsidiary for employees or former employees in connection with a transit management contract or a transit contract under the terms of which the Company or the Subsidiary is reimbursed or indemnified for all employee, compensation and employee benefit costs and liabilities (a "TRANSIT PLAN"). Seller has made available to Buyer copies of each Employee Plan that is not a Multiemployer Plan (and, if applicable, any related trust agreements) and all amendments thereto together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any such Employee Plan. Schedule 3.23 identifies each such Employee Plan which is (i) a Multiemployer Plan, (ii) a Title IV Plan or (iii) maintained in connection with any trust described in Section 501(c)(9) of the Code. Seller will provide a supplemental schedule within 60 days of the date of this Agreement that identifies to the Knowledge of Seller each Transit Plan.

         (b) As of December 31, 1998, the fair market value of the assets of each Title IV Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such Title IV Plan, as determined for purposes of SFAS 87. The aggregate unfunded liability, as of the most recent practicable date, of the Company and any Subsidiary in respect of all Employee Plans or Benefit Arrangements described under Sections 4(b)(5) or 401(a)(1) of ERISA, computed using the same assumptions as used in Seller's financial statements to value such liability and determined as if all benefits under such plans were vested and payable as of such date, will be reflected on the Closing Balance Sheet.

         (c) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA, which transaction has or will cause the Company or any of its Subsidiaries to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan that is not a Multiemployer Plan subject to such Section 412, whether or not waived. To the Knowledge of Seller, no Multiemployer Plan is "insolvent" or in "reorganization", within the meaning of Sections 4245 and 4241 of ERISA, respectively. No "reportable event", within the meaning of Section 4043 of ERISA, other than a "reportable event" that could reasonably be expected not to have a Material Adverse Effect, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Title IV Plan. Neither the Company nor any ERISA Affiliate of the Company has
(i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur, (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or
(B) any liability under Section 4971 of the Code that in either case could become a liability of the Company or any Subsidiary or the Buyer or any of its ERISA Affiliates after the Closing Date. The assets of the Company and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of Seller, its Affiliates, the Company or any Subsidiary to make timely installments or other payments required under Code Section 412.

         (d) Each Employee Plan that is not a Multiemployer Plan and that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Seller has provided Buyer with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each such Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such failures to comply or be so maintained as individually or in the aggregate would not have a Material Adverse Effect.

         (e) Schedule 3.23 identifies each Benefit Arrangement, other than a Benefit Arrangement maintained, administered or contributed to by the Company or a Subsidiary for employees or former employees in connection with a transit management contract or a transit contract under the terms of which the Company or the Subsidiary is reimbursed or indemnified for all employee, compensation and employee benefit costs and liabilities (a "TRANSIT ARRANGEMENT"). Seller has furnished to Buyer copies or descriptions of each such Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations and has been maintained in good standing with applicable regulatory authorities, except for such failures to comply or be so maintained as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Seller will provide a supplemental schedule within 60 days of the date of this Agreement that identifies to the Knowledge of Seller each Transit Arrangement.

         (f) To the Knowledge of Seller, no condition exists that would prevent the Company or any Subsidiary from discontinuing post-employment or post-retirement health or medical or life insurance benefits under any Employee Plan (other than a Multiemployer Plan) or Benefit Arrangement in respect of any active employee of the Company or any Subsidiary other than limitations imposed under the terms of a collective bargaining agreement or under Section 4980B of the Code.

         (g) All contributions and payments accrued under each Employee Plan (other than a Multiemployer Plan) and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent (i) reflected as a liability on the Closing Balance Sheet or (ii) retained by Seller. Except as disclosed on Schedule 3.23, there has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its Affiliates or the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Employee Plan (to the Seller's Knowledge, in the case of any Multiemployer Plan) or Benefit Arrangement that would increase materially the expense to the Company or any Subsidiary of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

         (h) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount by the Company or any Subsidiary that would not be deductible pursuant to the terms of Section 280G of the Code.

         (i) Except as disclosed in Schedule 3.09, no employee or former employee of, or independent contractor or consultant providing services to, the Company or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) solely as a result of the Restructuring, or the purchase and sale of the Shares hereunder or other transactions contemplated hereby other than any such entitlement that would not result in any material liability to the Company or any Subsidiary, or other than any such entitlement that will be disclosed in Schedule 3.23 and reflected in the Closing Balance Sheet.

         SECTION 3.24.  ENVIRONMENTAL MATTERS.  (a) Except as disclosed on
Schedule 3.24(a), or except as could not reasonably be expected to have a Material Adverse Effect:

          (i) no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to Seller's Knowledge, threatened by any Governmental Authority or other Person with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law;

          (ii) there are no liabilities of or relating to the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability;

          (iii) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary;

          (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary;

          (v) as of the date hereof, no property now or previously owned, leased or operated by the Company or any Subsidiary or any property to which the Company or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to Seller's Knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up; and

          (vi) the Company and its Subsidiaries are in compliance with all Environmental Laws and have obtained and are in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect and, assuming compliance by Buyer after the Closing Date with the applicable requirements thereunder, will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby;

PROVIDED that if Seller has Knowledge of any matter that could reasonably be expected to result in a material liability to the Company or any Subsidiary or a material non-compliance of any Environmental Law or Environmental Permit, Seller's failure to disclose such matter on Schedule 3.24(b) will constitute a breach of the representations and warranties in this Section 3.24 that will be deemed to have a Material Adverse Effect. The Balance Sheet contains adequate reserves in accordance with U.S.

GAAP to remediate all material environmental liabilities of the Company and the Subsidiaries Known to Seller.

         (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Seller has Knowledge in relation to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary which has not been made available to Buyer prior to the date hereof.

         (c) No property owned, leased or operated by the Company or any Subsidiary is subject to the requirements of ISRA as a result of the transactions contemplated hereby.

         (d) Except as set forth on Schedule 3.24(d), neither the Company nor any Subsidiary owns, leases or operates or, to the knowledge of Seller, has owned, leased or operated any property or has conducted any operations in New Jersey or Connecticut.

         (e) For purposes of this Section and Section 3.24, the terms "COMPANY" and "SUBSIDIARY" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary.

         SECTION 3.25. YEAR 2000 COMPLIANCE. To the Knowledge of Seller, except as disclosed on Schedule 3.25, all material hardware, software or firmware (a "SYSTEM") that is, or is part of, an asset of, or any product or service designed, manufactured, sold or provided by, or that is used in connection with the business of the Company or its Subsidiaries, is Year 2000 Compliant. For purposes of this Section 3.25, "YEAR 2000 COMPLIANT" means that the System shall be able accurately to process (including, without limitation, calculate, compare and sequence) date and time data from, into and between the years 1999 and 2000 and thereafter into the reasonable future.

         SECTION 3.26. REPRESENTATIONS AND WARRANTIES IN BUYER CREDIT FACILITY. The representations and warranties set forth in Section 17.13 of the Term and Revolving Credit and Guarantee Facility for Buyer arranged by Warburg Dillon Read, dated the date hereof, are true and correct.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         SECTION 4.01. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated and validly existing under the laws of Scotland and has all corporate powers and authority to conduct its business as now conducted.

         SECTION 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and, except for any required approval by Buyer's stockholders of the Buyer Shareholder Resolutions ("BUYER'S STOCKHOLDER APPROVAL"), have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

         SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable requirements of the U.S. securities laws; (iii) compliance with the requirements of the LSE; and
(iv) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to materially prevent or delay the transactions contemplated hereby.

         SECTION 4.04. NONCONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer do not and will not (i) assuming Buyer's Stockholder Approval is obtained, violate the Memorandum and Articles of Association of Buyer or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree.

         SECTION 4.05. PURCHASE FOR INVESTMENT. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

         SECTION 4.06. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 4.07. FINDERS' FEES. Except for Warburg Dillon Read, whose fees will be paid by Buyer, there is no investment banker, broker, finder or other similar intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.08. FINANCING COMMITMENTS. Buyer has previously furnished to Seller copies of financing commitments from Warburg Dillon Read relating to the transactions contemplated hereby (the "FINANCING COMMITMENTS"). All fees and other amounts required to be paid by Buyer or its Affiliates on or prior to the date hereof have been or will promptly be paid by Buyer or such Affiliates. The representations and warranties of Buyer in the Financing Commitments were true and correct when made. As of the date hereof, Buyer knows of no reason why the financing contemplated thereby will not be available to it as of the Closing.

                                    ARTICLE 5

                               COVENANTS OF SELLER

         Seller agrees that:

         SECTION 5.01. CONDUCT OF THE COMPANY. From the date hereof until the Closing Date, Seller shall cause the Company and each Subsidiary to conduct its businesses in all material respects in the ordinary course consistent with past practice and to use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, without the express prior written consent of Buyer, Seller will not permit the Company or any Subsidiary to:

          (a) adopt or propose any change in its certificate of incorporation or bylaws;

          (b) (i) merge or consolidate with any other Person or (ii) acquire assets from any other Person except (x) in the ordinary course of business consistent in all material respects with past practices, (y) pursuant to the Restructuring or (z) capital expenditures less than the amounts specified in Section 3.09(j);

          (c) sell, lease, license or otherwise dispose of any assets or property except (i) in the ordinary course consistent in all material respects with past practices or (ii) pursuant to the Restructuring; or

          (d) agree or commit to do any of the foregoing.

Seller will not, and will not permit the Company or any Subsidiary to (i) voluntarily take or agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action within Seller's control necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) From the date hereof until the Closing Date, Seller will (i) give, and will cause the Company and each Subsidiary to give, Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries and to the books and records of Seller relating to the Company and the Subsidiaries, (ii) furnish, and will cause the Company and each Subsidiary to furnish, to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller or the Company or any Subsidiary to reasonably cooperate with Buyer in its investigation of the Company or any Subsidiary. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller, the Company or any of its Subsidiaries. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller, the Company and the Subsidiaries relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject the Company or any Subsidiary to risk of liability. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder. Buyer will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information provided pursuant to this Section 5.02 in accordance with the terms of the letter agreement, dated June 23, 1999, between Buyer and Seller (the "CONFIDENTIALITY AGREEMENT"); PROVIDED that such obligations of Buyer shall terminate upon the Closing. All requests for access to the offices, properties, books and records of Seller shall be made to such representatives of Seller as Seller may designate, who will be solely authorized to coordinate all such requests.

         (b) For a period of ten full years following the Closing Date, Seller and its Affiliates will hold, and will instruct its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless in their reasonable judgment they are compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or its Affiliates or (iii) later lawfully acquired by Seller from sources other than those related to its prior ownership of the Company and the Subsidiaries. The obligation of Seller to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as Seller would take to preserve the confidentiality of its own similar information.

         (c) On and after the Closing Date, Seller will afford promptly to Buyer and its agents reasonable access to its non-privileged books of account, financial and other records (including, without limitation, accountant's work papers, subject to such limitations as such accountants may impose in accordance with customary practice), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Company or any Subsidiary; PROVIDED that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller. Buyer shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         SECTION 5.03. CEP FILINGS. Seller agrees that it shall, with respect to any facility or real property which is owned, leased or operated by the Company or any Subsidiary and which is located in the State of Connecticut, comply with any requirements of CTA that are applicable as a result of the transactions contemplated hereby, including, without limitation, the submission of any Connecticut Transfer Forms, as necessary, to the CEP. Seller also agrees that, prior to providing any documents or information to the CEP with respect to this

Agreement or the transactions contemplated hereby, Buyer shall have the right to review and approve the form and substance of any such documents or information (such approval not to be unreasonably withheld or delayed).

         SECTION 5.04. NJDEP FILINGS. Seller agrees that it shall, with respect to any facility or real property that is owned, leased or operated by the Company or any Subsidiary and which is located in the State of New Jersey, comply with any requirements of ISRA that are applicable as a result of the transactions contemplated hereby or provide evidence that the requirements of ISRA are not applicable as a result of the transactions contemplated hereby. Seller also agrees that, prior to providing any documents or other information to the NJDEP with respect to this Agreement or the transactions contemplated hereby, Buyer shall have the right to review and approve the form and substance of any such documents and other information (such approval not to be unreasonably withheld or delayed).

         SECTION 5.05. NOTICES OF CERTAIN EVENTS. Seller shall promptly notify Buyer of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Seller or the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.06. RESIGNATIONS. Seller will deliver to Buyer the resignations of all officers and directors of the Company and each Subsidiary who will be officers, directors or employees of Seller or any of its Affiliates after the Closing Date from their positions with the Company or any Subsidiary at or prior to the Closing Date.

         SECTION 5.07. NONCOMPETITION. (a) Seller and Buyer agree that:

          (i) for a period of five years from the Closing Date, Seller will not, and will cause its current subsidiaries (so long as they are such) and any future subsidiaries (so long as they are such) not to, engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that competes with the Business as it exists on the Closing Date within the United States and Puerto Rico; PROVIDED that nothing herein shall prohibit the acquisition by Seller or any of its subsidiaries of a diversified company engaged in the Business if Seller shall, within 18 months after the date of the closing of such acquisition, have disposed of the assets constituting the Business or ceased to engage in the Business such that Seller would no longer be in breach of this Section 5.07(a)(i); provided that prior to any such disposition, Seller shall have first offered to Buyer the assets constituting such Business for a cash price equal to the fair market value thereof as agreed to by the parties or, if the parties cannot agree, by an investment banking firm jointly selected by the parties and Buyer shall have 30 days to accept such offer;

          (ii) for a period of two years from Closing Date, Seller will not, and will cause its subsidiaries not to, employ or solicit, or receive or accept the performance of services by any current employee of the Company or any Subsidiary (a) whose annual base compensation as of the date hereof exceeds $50,000 or (b) who is a technician;

          (iii) for a period of two years from the Closing Date, Buyer will not, and will cause its subsidiaries not to, employ or solicit, or receive or accept the performance of services by any employee of Seller as of the Closing Date who is a technician;

PROVIDED, that this Section 5.07(a)(ii) and Section 5.07(a)(iii) shall not prohibit Seller, Buyer or any of their respective subsidiaries from general solicitation or advertising activities not targeted to any current employee described in this Section 5.07(a)(ii) or Section 5.07(a)(iii) and shall not apply to any person whose employment is terminated by Seller, Buyer or their respective subsidiaries without cause; and

          (iv) within five days after the Closing Date, Seller will deliver to Buyer a list of all employees of Seller as of the Closing Date who are technicians.

         (b) For the purposes of this Agreement, "BUSINESS" means (i) the provision of services related to (and including) the operation, leasing or maintenance of school buses and other transportation requirements of public and private school authorities and the operation or leasing of passenger-related vehicles for commercial hire; (ii) the operation of passenger transit systems and provision of transit management, transportation and transit consulting services to or for governmental and quasi-governmental authorities or any political or other subdivision, department or branch thereof, utility companies, education authorities and municipal service providers; and (iii) the maintenance of equipment and vehicles and the provision of related consulting services, directly or indirectly, to or for governmental and quasi-governmental authorities or any political or other subdivision, department or branch thereof and utility companies and education authorities, except that this clause (iii) shall not apply to (1) military agencies and (2) the existing maintenance agreement between Ryder and the City of Tucson, Arizona. Notwithstanding the foregoing, the definition of Business shall not include the provision of services described in subsections (i), (ii) and (iii) of this subsection, (A) at, for or relating to airports and airport-related facilities (including ground fleet and airport passenger and car rental shuttle services) other than, to the extent permitted by law, entities with whom either the Company or a Subsidiary has a contract at Closing; or (B) to non-governmental entities or, to the extent permitted by law, utility companies with whom neither the Company nor any of the Subsidiaries has any contract at Closing.

         (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance by Seller of this Section, and Seller consents to the entry thereof.

         SECTION 5.08. AUDIT OPINION. Seller shall use its commercially reasonable efforts to cause to be delivered to Buyer an unqualified audit opinion in the form attached as Appendix II from KPMG Peat Marwick with respect to (i) the Annual Financial Statements and (ii) the pro forma consolidated balance sheet as of December 31, 1996 and the related statements of income and cash flows for the year ended December 31, 1996 of the Company and the Subsidiaries, as adjusted to give effect to the Restructuring (the "1996 FINANCIAL STATEMENTS").

         SECTION 5.09. REMOVAL OF CERTAIN LIENS. Prior to the Closing, Seller shall have caused any and all Liens on receivables of the Company or any Subsidiary to be fully released, removed or otherwise extinguished.

         SECTION 5.10. FINANCING COMMITMENT. Seller will use its reasonable best efforts to cause to be satisfied all Funding Conditions to the extent within the control of Seller or any of its Affiliates or the Company or any Subsidiary.

                                    ARTICLE 6

                               COVENANTS OF BUYER

         Buyer agrees that:

         SECTION 6.01. CONDUCT OF BUYER. Buyer will not, and will not permit any of its subsidiaries to (i) take or agree or commit to take any action that would make any representation or warranty of Buyer hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to or omit to take any action within Buyer's control necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

         SECTION 6.02. ACCESS. Buyer will cause the Company and each Subsidiary, on and after the Closing Date, to afford promptly to Seller and its agents reasonable access to their properties, non-privileged books and records, employees and auditors to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; PROVIDED that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer. Seller will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company or any Subsidiary provided to it pursuant to this Section.

         SECTION 6.03. NOTICE OF CERTAIN EVENTS. Buyer shall promptly notify Seller of:

          (a) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (b) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or otherwise affecting Buyer that, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 4.06 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.04. FINANCING. Subject to Section 7.07, Buyer will use its reasonable best efforts to cause to be satisfied all conditions to funding under the Financing Commitments (the "FUNDING CONDITIONS") to the extent within the control of Buyer or any of its Affiliates. Without limiting the generality or effect of the foregoing, in the event that the financing contemplated by any of the Financing Commitments is not so available to Buyer and such non-availability is not the result of a material breach by Seller of its obligations under this Agreement, Buyer will use its reasonable best efforts to obtain substitute financing on substantially the same terms and conditions as set forth in the Financing Commitments as promptly as practicable.

         SECTION 6.05. LA TAXI RECEIVABLE. After the Closing Date, Buyer will pay to Seller promptly following receipt all amounts paid by LA Taxi with respect to all amounts owing to the Company or its Subsidiaries, PROVIDED, HOWEVER, that in the event that the discount rate required to be applied under
Section 9.02(b) is higher than 6.5%, an equitable adjustment to such amounts will be made to reflect the financial effect on Buyer of such increased discount rate.

                                    ARTICLE 7

                          COVENANTS OF BUYER AND SELLER

         Buyer and Seller agree that:

         SECTION 7.01. BEST EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer and Seller will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer agree, and Seller, prior to the Closing, and Buyer, after the Closing, agree to cause the Company and each

Subsidiary, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 7.02. CERTAIN FILINGS. (a) Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable. Each of Buyer and Seller shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC") or any other governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other governmental entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or such other applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

         SECTION 7.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as either party may reasonably determine to be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. ANCILLARY AGREEMENTS. Promptly after the date of this Agreement, the parties will negotiate in good faith the terms and conditions of each of the Ancillary Agreements to be entered into as of the Closing Date.

         SECTION 7.05. INTERCOMPANY ACCOUNTS. All intercompany accounts between Seller or its Affiliates, on the one hand, and the Company or any Subsidiary, on the other hand, as of the Closing shall be settled (irrespective of the terms of payment of such intercompany accounts) in full at or prior to the Closing by netting such balances against each other, and the resultant balance contributed to capital or paid by cash or dividend, as the case may be, and deemed without further action to be fully discharged.

         SECTION 7.06. BUYER OFFERING DOCUMENTS. As soon as practicable following (i) the date of this Agreement, and (ii) delivery of the audit opinion referred to in Section 5.08, provided that Seller is not in material breach of its obligations under this Agreement, Buyer shall prepare and seek the approval of the LSE of the Buyer Offering Documents. Seller shall reasonably cooperate with Buyer in the preparation of the Buyer Offering Documents and shall promptly furnish to Buyer for inclusion in the Buyer Offering Documents all information relating to the Seller, the Company and its Subsidiaries and the Business as may be in Seller's possession or able to be produced without undue expense required by United Kingdom statutory law and other legal provisions (including, without limitation, the Companies Act of 1985 of the United Kingdom, as amended, the Financial Services Act of 1986 and the rules and regulation made thereunder, and the rules and requirements of the LSE). Buyer shall give Seller and its counsel a reasonable opportunity to review the Buyer Offering Documents prior to their filing with the LSE for approval and shall give Seller and its counsel a reasonable opportunity to review all amendments and supplements to the Buyer Offering Documents and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the LSE.

         SECTION 7.07. BUYER SHAREHOLDER MEETING. As soon as practicable following (i) the date of this Agreement, and (ii) delivery of the audit opinion referred to in Section 5.08, PROVIDED that Seller is not in material breach of its obligations under this Agreement, Buyer will duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining Buyer's Shareholder Approval. Subject to it being consistent with the fiduciary duties of the Board of Directors of Buyer, Buyer will use its reasonable best efforts to obtain Buyer's Shareholder Approval.

         SECTION 7.08. REPLACEMENT OF SURETY BONDS; GUARANTIES; LETTERS OF CREDIT. Buyer will use its reasonable best efforts to cause itself or one of its Affiliates to be substituted in all respects for Seller or its Affiliates, effective as of the Closing, in respect of all obligations of Seller and its Affiliates under all guaranties, letters of credit, bid bonds, performance and other similar bonds obtained by Seller or any of its Affiliates for the benefit of the Company and its Subsidiaries. If Buyer is unable to effect such a substitution, it will use its reasonable best efforts to obtain and have issued, effective as of the Closing, replacements for each such guaranty, letter of credit, bid bond, performance or other similar bond, each of which shall be substantially similar to that being so replaced and to obtain any amendments, novations, releases, waivers, consents or approvals necessary to release Seller and its Affiliates. The Company will be responsible for, and Buyer will indemnify Seller and its Affiliates from, any costs or liabilities arising subsequent to the Closing Date under all such guaranties, letters of credit, bid bonds, performance and other similar bonds until all such guaranties, letters of credit and bonds have been replaced and all obligations thereunder have been released. Promptly after the date hereof, Seller will furnish to Buyer such information with respect to such guaranties, letters of credit, bid bonds, performance and other similar bonds as Buyer may require in order to fulfill its obligations under this Section 7.08.

                                    ARTICLE 8

                                   TAX MATTERS

         SECTION 8.01. TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ACCOUNTING REFEREE" means independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller (who shall not have any material relationship with Buyer or Seller).

         "BUYER INDEMNITEE" means Buyer and any of its Affiliates and, effective upon the Closing, the Company and its Subsidiaries.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "FEDERAL TAX" means any Tax imposed under Subtitle A of the Code.

         "OTHER INCOME TAX" means any income or franchise Tax payable to any state, local or foreign taxing jurisdiction in which the Company or any Subsidiary has filed or will file a Return (a "STATE TAX RETURN").

         "OTHER TAXES" means any Taxes EXCLUDING Other Income Taxes or Federal Taxes.

         "POST-CLOSING TAX PERIOD" means any Tax period beginning after the Closing Date; and with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

         "SECTION 338(H)(10) ELECTION" is defined in Section 8.03(a).

         "SECTION 338 TAX" means any Federal or Other Income Tax resulting directly or indirectly from the Section 338(h)(10) Election or as a consequence of Section 338 as applied by any state or local jurisdiction.

         "SELLER GROUP" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which Seller is a member, and with respect to Taxes other than Federal Taxes, the affiliated, consolidated, combined or unitary group of which Seller or any of its Affiliates is a member.

         "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount (including any obligation arising under Section 6675 of the Code) imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) in the case of the Company or any Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, whereby liability of the Company or any Subsidiary for payments of such amounts was determined or taken into account with reference to the liability of any other Person, and (iii) liability of the Company or any Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

         "TAX SHARING AGREEMENTS" means all existing agreements or arrangements (whether or not written) binding the Company or any Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the principal purpose of determining any person's Tax liability (including, without limitation, the document referred in Section 8.02(d)).

         SECTION 8.02. TAX REPRESENTATIONS. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         (a) FILING AND PAYMENT. Except (x) as set forth on Schedule 8.02(a) or
(y) with respect to circumstances which involve the lesser of (i) penalties of no more than $1,000 per Return (as defined below) or (ii) $25,000 in the aggregate for all Returns due with respect to all Pre-Closing Tax Periods, (i) all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any Subsidiary or any Affiliate which conducts the Puerto Rico Business (collectively, the "Returns"), have, to the extent required to be filed on or before the date hereof, been filed when due (or will be filed on or before the due date giving effect to extensions) in accordance with all applicable laws in all material respects; (ii) as of the time of filing, the Returns were or will be when filed true and complete in all material respects; and (iii) all Taxes shown as due and payable on the Returns that have been filed have been timely paid, or withheld and remitted to the appropriate Taxing Authority. For purposes of this section, the term "material" shall mean amounts in excess of those set forth in clause (y) of this section.

         (b) PROCEDURE AND COMPLIANCE. Except as set forth on Schedule 8.02(b) or with respect to circumstances which involve the lesser of (i) penalties of no more than $1,000 per Return or (ii) $25,000 in the aggregate for all Returns due with respect to all Pre-Closing Tax Periods, (i) all Returns filed with respect to

Tax years of the Company and its Subsidiaries through the Tax year ended December 31, 1989 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (ii) neither the Company nor any Subsidiary or any Affiliate which conducts the Puerto Rico Business is delinquent in the payment of any Tax or has failed to file any Return in a timely fashion after giving effect to extensions; (iii) neither the Company nor any Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any Subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (iv) there is no claim, audit, action, suit, proceeding, or investigation involving claims in excess of $50,000 now pending or threatened against or with respect to the Company, any Subsidiary or any member of the Seller Group in respect of any Tax; (v) there are no requests for rulings or determinations in respect of any Tax pending between the Company or any Subsidiary and any Taxing Authority; and (vi) during the five-year period ending on the date hereof, none of Seller, the Company, any Subsidiary or any Affiliate of Seller has made or changed any tax election, changed any annual tax accounting period, or adopted or changed any method of tax accounting (to the extent that any such action may materially affect any Post-Closing Tax Period of the Company or any Subsidiary), nor has it, to the extent it may affect or relate to any Post-Closing Tax Period of the Company or any Subsidiary, filed any amended Return, entered into any closing agreement, settled any Tax claim or assessment, or surrendered any right to claim a Tax refund.

         (c) TAXING JURISDICTIONS. Schedule 8.02(c) contains a list of all jurisdictions in which the Company and any Subsidiary (i) has paid any material amount of Tax since January 1, 1996 or (ii) the Seller, the Company, any Subsidiary or any Affiliate of Seller has been advised in writing since January 1, 1996 by a Taxing Authority that any Tax is properly payable by the Company or any Subsidiary, or has Knowledge of any audit or proceeding to which any such entity is a party now pending or threatened in such jurisdiction.

         (d) TAX SHARING, CONSOLIDATION AND SIMILAR ARRANGEMENTS. Except as set forth on Schedule 8.02(d), (i) neither the Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group other than one of which Seller was the common parent; (ii) neither the Company nor any Subsidiary is a party to any Tax Sharing Agreement or to any other agreement or arrangement referred to in clause (i) or (iii) of the definition of "Tax"; (iii) neither the Company nor any Subsidiary is currently under any obligation to pay any amounts of the type described in clause (ii) or (iii) of the definition of "Tax", regardless of whether such Tax is imposed on the Company or any Subsidiary; and
(iv) neither the Company nor any Subsidiary has entered into any closing agreement or arrangement with any Taxing Authority with regard to the Tax liability of the Company or any Subsidiary affecting any Post-Closing Tax Period.

         (e) CERTAIN AGREEMENTS AND ARRANGEMENTS. Except as set forth on
Schedule 8.02(e), (i) neither the Company nor any Subsidiary is a direct or indirect beneficiary of a guarantee of tax benefits or any other arrangement that has the same economic effect (including tax opinion or other insurance) with respect to any transaction or tax opinion relating to the Company or any Subsidiary; (ii) neither the Company nor any Subsidiary is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code; and (iii) neither the Company nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code or has been requested to do so in connection with any transaction or proposed transaction.

         (f) PROPERTY AND LEASES. Except as set forth on Schedule 8.02(f), (i) neither the Company nor any Subsidiary owns an interest in real property in any jurisdiction in which a Tax is imposed on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property; (ii) none of the property owned or used by the Company or any Subsidiary is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; (iii) none of the Company, any of its Subsidiaries, or any other entity in which the Company or any Subsidiary owns an interest, is a party to one or more leases with any lessor (or Affiliate of such lessor) covering in the aggregate more than 100 buses, trucks or vans (collectively, or individually, "VEHICLES"), other than a lease that is, for federal income tax purposes, a "true" lease under which the Company, the Subsidiary or the other entity in which the Company or any Subsidiary owns an interest owns or uses the property subject to the lease; (iv) none of the Company, any of its Subsidiaries, any of its Affiliates or any other entity in which the Company or any Subsidiary owns an interest is a party to a lease-in, lease-out arrangement in which the lessee's or lessor's obligations under such an arrangement are substantially defeased; and (v) none of the property owned by the Company or any Subsidiary is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

          (g) CERTAIN ELECTIONS. Except as set forth on Schedule 8.02(g), (i) no election has been made under Treasury Regulations Section 1.7701-3 or any similar provision of Tax law to treat the Company, any Subsidiary or any other entity in which the Company or any Subsidiary owns an interest as an association, corporation or partnership; (ii) none of the Company, any Subsidiary or any other entity in which the Company or any Subsidiary owns an interest is disregarded as an entity for Tax purposes; (iii) a protective carryover election has been filed in connection with each transaction consummated by the Company or any Subsidiary prior to January 20, 1994 that constituted a "qualified stock purchase" within the meaning of Section 338 of the Code; (iv) Seller is qualified to make the Section 338(h)(10) Election; and
(v) none of Seller, the Company, any Subsidiary, and any other person on behalf of the Company or any Subsidiary, has entered into any agreement or consent pursuant to Section 341(f) of the Code.

         (h) INSURANCE/REINSURANCE. Except as set forth on Schedule 8.02(h), none of the Company or any Subsidiary is a party to an agreement or an arrangement for insurance or reinsurance that is placed with a Subsidiary or any other entity in which the Company or any Subsidiary owns an interest.

         SECTION 8.03. COVENANTS. (a) Buyer and Seller will make a timely, effective and irrevocable election under Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction with respect to the purchase of the Shares of the Company and each of its Subsidiaries (the "SECTION 338(H)(10) ELECTION"), and to file such election in accordance with applicable regulations. The Section 338(h)(10) Election shall properly reflect the Price Allocation (as hereinafter defined). Within 120 days after the Closing Date, Buyer shall deliver to Seller a draft statement (the "ALLOCATION STATEMENT") proposing to allocate the modified ADSP (as such term is defined in Treasury Regulations Section 1.338(h)(10)-1(f)) (the "MODIFIED AGGREGATE DEEMED SALES PRICE") of the assets of the Company and its Subsidiaries in accordance with the Treasury regulations promulgated under Section 338(h)(10). For this purpose, Buyer and Seller hereby agree that all tangible and intangible assets (other than goodwill) reflected on the Final Closing Balance Sheet shall be treated as having a fair market value equal to the respective amounts contained therein, and that the excess of the Modified Aggregate Deemed Sales Price over the aggregate amount thereof shall be allocated to goodwill within the meaning of
Section 197 of the Code. Seller shall have the right to approve the Allocation Statement. If within 30 days after receipt of the Allocation Statement Seller notifies Buyer in writing that Seller disagrees with such allocation, Buyer and Seller will negotiate in good faith to resolve such dispute. If Buyer and Seller fail to resolve such dispute within 30 days, an Accounting Referee chosen and mutually acceptable to both Buyer and Seller shall determine whether the allocation was reasonable and, if not reasonable, shall appropriately revise the Allocation Statement. Seller shall have the right to submit a proposed allocation to the Accounting Referee which the Accounting Referee may consider in revising the Allocation Statement. If Seller does not respond within 30 days, or upon resolution of the disputed items, the allocation reflected on the Allocation Statement (as such may have been revised) shall be the "Price Allocation" and shall be binding on the parties hereto. Seller and Buyer agree to (i) act in accordance with the Price Allocation in the preparation, filing and audit of any Tax return and (ii) cooperate fully, as and to the extent reasonably requested by the other party, in connection with making the Section 338(h)(10) Election. Other disputes arising under this Article 8 and not resolved by mutual agreement shall also be resolved by an Accounting Referee chosen and mutually acceptable to both Buyer and Seller within five days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller.

         (b) Without the prior written consent of Buyer, neither Seller nor the Company, any Subsidiary or any Affiliate of Seller shall, to the extent it may have the effect of increasing the Tax liability of the Company, any Subsidiary, Buyer or any Affiliate of Buyer during any Post-Closing Tax Period, make or change any tax election (other than the Section 338(h)(10) Election), change an annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action.

         (c) Seller shall include the Company and its Subsidiaries in its consolidated Federal Tax Return and shall file and pay any Federal Taxes or Other Income Taxes due on any Federal Tax Return and any State Tax Return through the close of business on the Closing Date. Seller shall furnish Buyer a copy of each such Return insofar as it relates to the Company and its Subsidiaries.

         (d) Neither the Company nor any Subsidiary shall reserve any amount for or make any payment of Other Taxes to any person or any Taxing Authority, except for Other Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of Seller.

         (e) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with (a) transactions contemplated by this Agreement, and
(b) the acquisition of the Puerto Rico Business ("TRANSFER TAXES") shall be borne equally by Seller, on the one hand, and Buyer, on the other hand. Seller and Buyer will, each at its own expense, file all necessary Tax returns and other documentation with respect to such Transfer Taxes required to be filed by each of them. Upon receipt of any bill for such Transfer Taxes, each of Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.03(e) together with such supporting evidence as is reasonably necessary to calculate the proration amount. In the event that either Seller or Buyer shall make any payment for such it is entitled to reimbursement under this Section 8.03(e), the other party shall make such reimbursement promptly but in no event later than 10 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

         SECTION 8.04. REFUNDS. Buyer shall promptly pay or cause to be paid promptly to Seller the amount of any refund of Federal Tax or Other Income Tax attributable to a Pre-Closing Tax Period with respect to the Company or any Subsidiaries upon receipt by Buyer or any of its Affiliates (or any successor of Buyer or any of its Affiliates), which is not reflected in Final Stockholder's Equity.

         SECTION 8.05. TAX SHARING. Any and all existing Tax Sharing Agreements shall be terminated as of the date hereof. After the date hereof, neither the Company nor any Subsidiary shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to the Company or any Subsidiary for all Pre-Closing Tax Periods. Seller shall compensate Buyer for and hold the Company and any Subsidiary harmless against any Tax resulting from such termination.

         SECTION 8.06. COOPERATION ON TAX MATTERS. (a) Buyer and Seller shall cooperate reasonably in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records.

         (b) Buyer and Seller further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any Subsidiary or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated hereby).

         SECTION 8.07. TAX INDEMNIFICATION. (a) Seller hereby indemnifies each Buyer Indemnitee against and agrees to hold each Buyer Indemnitee harmless from any (t) Tax of the Company or any Subsidiary described in clause (i) of the definition of Tax related to a Pre-Closing Tax Period, (u) Tax described in clause (ii) or (iii) of the definition of Tax, (v) Tax of the Company or any Subsidiary resulting from a breach of the provisions of Section 8.02 or Section 8.03, (w) Tax related or attributable to the assets purchased in the Puerto Rico Business, (x) Section 338 Tax, (y) any Tax arising out of or related to the Restructuring contemplated by Section 2.02, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (t), (u), (v), (w), (x) or (y), and any liability as transferee for which Taxes (the sum of (t), (u), (v), (w), (x), (y), and (z) being referred to herein as a "Loss"); PROVIDED Seller shall have no liability for the payment of any Loss to the extent that such Loss is reflected as a Tax liability in computing Closing Stockholder's Equity and PROVIDED FURTHER that Seller shall not be liable in respect of Other Taxes described in (t), (u) and
(v) attributable to any Pre-Closing Tax Period commencing on or after January 1, 1999, but excluding any Transfer Taxes described in Section 8.03(e) ("1999 OTHER TAXES"). Buyer hereby indemnifies Seller against and agrees to hold Seller harmless from any Federal Tax or Other Income Tax imposed for a Post-Closing Tax Period on the Company, its Subsidiaries or any Affiliate of the Buyer (hereinafter a "POST-CLOSING TAX").

         (b) If an indemnification obligation under this 8.07 or Article 11 arises in respect of an adjustment which makes allowable to any Indemnified Party any deduction, amortization, exclusion from income or other allowance (a "TAX BENEFIT") which would not, but for such adjustment, be allowable, then the Indemnified Party shall pay to the Indemnifying Party an amount equal to the actual Tax saving produced by such Tax Benefit at the time such Tax saving is realized by the Indemnified Party. The amount of any such Tax saving for a Taxable period shall be the amount of the reduction in Taxes payable to a Taxing

Authority with respect to such Tax period as compared to the Taxes that would have been payable to a Taxing Authority by the Indemnified Party in the absence of such Tax Benefit, taking into account the effect, if any, of the receipt of the indemnity payment on the MADSP.

         (c) For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (x) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income and gross receipts, sales or use Tax be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries. In the case of an interest in an entity that is fiscally transparent for Tax purposes, items shall be deemed to flow through on a daily basis rather than at the close of the entity's Tax year.

         (d) Upon payment by any Buyer Indemnitee of any Loss, Seller shall discharge its obligation to indemnify the Buyer Indemnitee against such Loss by paying to Buyer an amount equal to the amount of such Loss; PROVIDED, HOWEVER, that if Buyer provides Seller with written notice of a Loss at least 30 days prior to the date on which the relevant Loss is required to be paid by any Buyer Indemnitee, Seller shall, if and to the extent that it is liable therefore hereunder, discharge its obligation to indemnify the Buyer Indemnitee against such Loss by paying an amount equal to the amount of such Loss to the relevant Taxing Authority. Any payment required to be made under this Section 8.07 shall be made not later than 30 days after receipt by Seller of written notice from Buyer in accordance with the foregoing proviso or stating that any Loss has been incurred by a Buyer Indemnitee and the amount thereof and of the indemnity payment requested. The payment by a Buyer Indemnitee of any Loss shall not relieve Seller of its obligation under this Section 8.07.

         (e) Buyer agrees to give prompt notice to Seller of any Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which Buyer deems to be within the ambit of this Section 8.07 (specifying with reasonable particularity the basis therefor) and will give Seller such information with respect thereto as Seller may reasonably request. Seller may, at its own expense, (i) participate in and
(ii) except in the case of claims that relate to Taxes described in Section 8.07(c), upon notice to Buyer, assume the defense of any such suit, action or proceeding (including any Tax audit); PROVIDED that (i) Seller shall thereafter consult with Buyer upon Buyer's reasonable request for such consultation from time to time with respect to such suit, action or proceeding (including any Tax audit) and (ii) Seller shall not, without Buyer's consent, agree to any settlement with respect to any Tax if such settlement could adversely affect the Tax liability of Buyer, any of its Affiliates or, upon the Closing, the Company or any Subsidiary. If Seller assumes such defense, (i) Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller and
(ii) Seller shall not assert that the Loss, or any portion thereof, with respect to which Buyer seeks indemnification is not within the ambit of this Section
8.07. If Seller elects not to assume such defense, Buyer may pay, compromise or contest the Tax at issue. Seller shall be liable for the fees and expenses of counsel employed by Buyer for any period during which Seller has not assumed the defense thereof. Whether or not Seller chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         (f) Seller shall not be liable under this Section 8.07 with respect to any Tax resulting from a claim or demand the defense of which Seller was not offered the opportunity to assume as provided under Section 8.07(e) to the extent Seller's liability under this Section is materially adversely affected as a result thereof. No investigation by Buyer or any of its Affiliates at or prior to the Closing Date shall relieve Seller of any liability hereunder.

         (g) Any claim of any Buyer Indemnitee (other than Buyer) under this Section may be made and enforced by Buyer on behalf of such Buyer Indemnitee.

         (h) Upon payment by Seller of any Post-Closing Tax, Buyer shall discharge its obligation to indemnify the Seller against such Post-Closing Tax by paying to Seller an amount equal to the amount of such Post-Closing Tax not later than 30 days after receipt by Buyer of written notice from Seller. The payment by Seller of any Post-Closing Tax shall not relieve Buyer of its obligation under this Section 8.07.

         (i) Seller agrees to give prompt notice to Buyer of the assertion of any claim, or the commencement of any suit, action or proceeding in which a Taxing Authority seeks to recover from Seller any Post-Closing Tax and will give Buyer such information with respect thereto as Buyer may reasonably request. Buyer may, at its own expense, (i) participate in and (ii) upon notice to Seller, assume the defense of any such suit, action or proceeding. If Buyer assumes such defense, (i) Seller shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Buyer and (ii) Buyer shall not assert that the Post-Closing Tax, or any portion thereof, with respect to which Seller seeks indemnification is not within the ambit of this Section 8.07. If Buyer elects not to assume such defense, Seller may pay, compromise or contest the Post-Closing Tax, and Buyer shall be liable for the fees and expenses of counsel employed by Seller for any period during which Buyer has not assumed the defense thereof. Whether or not Buyer chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         (j) Buyer shall not be liable under this Section 8.07 with respect to any Post-Closing Tax resulting from a claim or demand the defense of which Buyer was not offered the opportunity to assume as provided under Section 8.07(i) to the extent Buyer's liability is materially adversely affected as a result thereof.

         SECTION 8.08. PURCHASE PRICE ADJUSTMENT AND INTEREST. Any amount paid by Seller or Buyer under Article 8 or Article 11 will be treated as an adjustment to the Modified Aggregate Deemed Sales Price unless a Final Determination causes any such amount not to constitute an adjustment to the Modified Aggregate Deemed Sales Price for Federal Tax purposes. In the event of such a Final Determination, Buyer or Seller, as the case may be, shall pay a grossed-up amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting the effect of deductions or credits available (including for interest and Taxes); PROVIDED that Buyer shall be required to pay to Seller only the excess of the amount so calculated over the additional Tax or Taxes that would have been imposed on any member of the Seller Group if such payment had been treated as an adjustment to the Purchase Price, and that Seller shall be required to pay to Buyer only the excess of the amount so calculated over the net present value of the additional Tax or Taxes that would have been incurred by the Buyer Indemnitees if such payment had been treated as an adjustment to the Purchase Price. Any payment required to be made by Buyer or Seller under Article 8 or Article 11 that is not made when due shall bear interest at Prime Rate for each day until paid. "FINAL DETERMINATION" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by such Buyer Indemnitee with respect to any item disallowed or adjusted by a Taxing Authority.

                                    ARTICLE 9

                                EMPLOYEE BENEFITS

         SECTION 9.01. COMPENSATION AND BENEFITS. (a) For a period of at least one year beginning on the Closing Date, Buyer will, or will cause one of its Affiliates to, provide employees and former employees of the Company or any Subsidiary with compensation and employee benefits that in the aggregate are at least equal to the compensation and employee benefits provided to each such employee and former employee under Employee Plans and Benefit Arrangements in effect on the Closing Date, including without limitation severance benefits provided under any severance plan, guideline, policy or agreement listed on
Schedule 3.23 (other than the Stay-on and Assist Agreements), subject, however, to the terms of any applicable collective bargaining agreements.

         (b) Seller will retain and assume all liabilities and obligations of the Company or any Subsidiary for any amounts that become payable to any employee or independent contractor of the Company or any Subsidiary under the terms of any Stay-on and Assist Agreement as in effect immediately prior to the Closing Date. In addition, Seller will retain all liabilities and obligations for retiree medical and life insurance benefits under any Employee Plan of Seller with respect to former employees of the Company or any Subsidiary who retire prior to the Closing Date, except that Buyer will assume all liabilities and obligations of Seller and its Affiliates for retiree medical and life insurance benefits with respect to former employees of Ryder/ATE, Inc. (or any predecessor employer) who participate in the Ryder System, Inc. Board of Directors Retiree Medical Plan.

         (c) Effective as of the Closing Date, Seller will take, or will cause to be taken, all actions necessary to cause the Company and each Subsidiary to cease to participate in the Employee Plans and Benefit Arrangements sponsored by Seller or any of its Affiliates, subject to the provisions of Sections 9.02 and
9.03. Except as provided in Sections 9.02 and 9.03, no assets or liabilities of any such Employee Plan or Benefit Arrangement will be transferred to Buyer or any Affiliate of Buyer or any employee benefit plan sponsored by Buyer or any of its Affiliates, except for any such transfers that occur by operation of law and subject to the terms of any applicable collective bargaining agreement.

         (d) Buyer agrees that, under any employee benefit plan continued, made available or established after the Closing for employees or former employees of the Company or any Subsidiary, such employees and former employees will receive credit for the years of service credited to them by Seller, any of its Affiliates, the Company or any Subsidiary prior to the Closing in determining eligibility and vesting thereunder and in determining the amount of benefits under any applicable sick leave, vacation, severance or other welfare plan. Buyer will, or will cause one of its Affiliates to, cover such employees and former employees as of the Closing under a group health plan and waive any preexisting condition limitations applicable to such employees or former employees under any group health plan made available to them, and Buyer will, or will cause one of its Affiliates to, take all action necessary to ensure that such employees and former employees are given full credit for all co-payments and deductibles incurred under any group health plan for the plan year that includes the Closing Date.

         (e) Seller will retain all obligations and liabilities in respect of any options outstanding under Seller's employee and director stock option plans. Seller shall take such actions as shall be required to fully vest any options held by option holders employed by Buyer, the Company or any Subsidiary following the Closing and to provide that the employees listed on Schedule 9.01 shall have the period of time set forth on such Schedule after the Closing to exercise any such option.

         SECTION 9.02. PENSION PLAN. (a) With respect to the Ryder System, Inc. Retirement Plan (the "PENSION PLAN"), as soon as practicable after the Closing Date, Seller shall cause the trustee of the Pension Plan to segregate, in accordance with the spin-off provisions set forth under Section 414(l) of the Code and in accordance with the provisions set forth below, the assets of the Pension Plan allocable to active employees of the Company and any Subsidiary (including employees on authorized leave of absence, military service or lay-off with recall rights) who become employees of Buyer or any of its Affiliates as of the Closing Date (the "TRANSFERRED EMPLOYEES") and shall make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and all necessary amendments to the Pension Plan and related trust agreement to provide for such segregation of assets and the transfer of assets as described below.

         (b) The amount of such assets (the "TRANSFER AMOUNT") shall be equal to the accrued benefit obligation "ABO" under the Pension Plan for Transferred Employees, including without limitation any portion thereof attributable to early retirement subsidies or other "growing" benefits, determined as of the Closing

Date in accordance with SAS 87. The Transfer Amount shall be calculated, subject to the requirements of Section 414(l) of the Code, using the assumptions as to mortality, participant withdrawal rate, disability incidence and retirement age used by the Pension Plan as set forth in Table XI of the Pension Plan's actuarial valuation report for the year ending 12/31/98, and using a discount rate of 6.5%. Seller and Seller's actuary shall provide the actuary designated by Buyer with all information reasonably requested by Buyer's actuary in order to verify and agree with the calculation of the Transfer Amount. If, on or before December 31, 1999, Seller's Board of Directors approves an ad hoc increase in the accrued benefits of employees of Seller and its Affiliates who participate in the Pension Plan, Seller will take all necessary action to apply such ad hoc increase to the accrued benefits under the Pension Plan of Transferred Employees, and the amount of such increase will be included in the ABO for Transferred Employees and in the Transfer Amount determined in accordance with the provisions of this Section 9.02(b).

         (c) As soon as practicable after the date hereof, Buyer shall establish or designate a defined benefit pension plan for the benefit of Transferred Employees (the "SUCCESSOR PENSION PLAN"), shall take all necessary action to qualify such Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described in this Section 9.02. Promptly following the date hereof, actuaries for Buyer and Seller shall jointly estimate the Transfer Amount. As soon as practicable (but in any event not later than the end of the month following the month in which the Closing occurs), subject to the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Pension Plan as amended to the date of transfer, or in lieu thereof the issuance of indemnities satisfactory to Seller and Buyer, Seller shall cause the trustee of the Pension Plan to transfer 80% of the estimated Transfer Amount (the "PRELIMINARY PAYMENT"), increased by earnings calculated at a rate equal to the Pension Plan's return on investment for the period from the Closing Date to the date of such transfer, as determined by the Seller or an advisor thereto, and reduced by any required benefit payments made to or in respect of any Transferred Employee who retired or otherwise terminated service after the Closing Date and prior to the date of such transfer, to the appropriate trustee designated by Buyer under the trust agreement forming a part of the Successor Pension Plan. As soon as practicable following the calculation of the Transfer Amount, Seller shall cause the trustee of the Pension Plan to segregate in accordance with Section 9.02(a) and transfer to the Successor Pension Plan the excess of the Transfer Amount over the Preliminary Payment, such excess to be increased by earnings (i) for the period from the Closing Date to and including the date of such determination and segregation, at a rate equal to the

Pension Plan's return on investment for such period, as determined by the Seller or an advisor thereto; and (ii) for the period from the date of such determination and segregation to and including the date of such transfer, at a rate equal to the 13-week Treasury Bill rate as published in The Wall Street Journal from time to time throughout such period. The Preliminary Payment shall be transferred in the form of cash and marketable securities other than securities issued by Seller and its Affiliates. A list of any marketable securities proposed to be transferred shall be provided to Buyer not less than 10 business days prior to the date of transfer. Seller shall, or shall cause the trustee of the Pension Plan to, provide to Buyer's actuary any information reasonably requested by Buyer's actuary concerning the calculation of investment returns and the assets proposed to be transferred in accordance with this
Section 9.02. In the event that the Preliminary Payment exceeds the Transfer Amount, Buyer and Seller will cooperate to take such actions as may be necessary or appropriate to eliminate consequences to Buyer, Seller, the Pension Plan and the Successor Pension Plan that were not intended by this Section 9.02. Notwithstanding the foregoing provisions of this Section 9.02, in the event that the PBGC, the U.S. Department of Labor, the Internal Revenue Service or any other governmental agency refuses to consent to the transfer of assets from the Pension Plan to the Successor Pension Plan unless Seller agrees to any condition that would increase the Transfer Amount, accelerate contributions to the Pension Plan or otherwise increase the cost to Seller, Buyer, the Pension Plan or the Successor Pension Plan, of the transfer of assets to the Successor Pension Plan, and the satisfaction of such condition cannot be accomplished without material incremental cost or regulatory or administrative burden for the Seller or the Pension Plan (as determined by Seller in the exercise of Seller's reasonable judgement) or for the Buyer or the Successor Pension Plan (as determined by Buyer in the exercise of Buyer's reasonable judgement), then Seller in its sole discretion (with respect to Seller and the Pension Plan) and Buyer in its sole discretion (with respect to Buyer and the Successor Pension Plan) may elect not to proceed with such transfer, and the Pension Plan will retain all assets and liabilities with respect to Transferred Employees. In addition, if any segregation or transfer of assets has occurred at the time of such refusal to consent, Buyer shall cooperate with Seller to take all action necessary to completely unwind any segregation or transfer of assets pursuant to this Section 9.02.

         (d) In consideration for the transfer of the Preliminary Payment described in Section 9.02(c), Buyer shall, effective as of the date of the transfer of the Preliminary Payment, assume all of the obligations of Seller and any of its affiliates in respect of benefits accrued by Transferred Employees under the Pension Plan (exclusive of benefits paid prior to the date of such transfer) on or prior to the Closing Date. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to the Pension Plan.

         (e) Upon the determination and segregation referred to in Section 9.02(a) and 9.02(c), the portion of the Pension Plan attributable to Transferred Employees shall bear its pro rata share of the Pension Plan's administrative costs for the period from the date of such determination and segregation to the date of transfer of the final Transfer Amount.

         (f) In further consideration of the transfer of assets described in this Section 9.02, Buyer shall assume, effective as of the Closing Date, all of the obligations of Seller and any of its Affiliates in respect of benefits accrued by Transferred Employees under the Ryder System, Inc. Benefit Restoration Plan.

         SECTION 9.03. INDIVIDUAL ACCOUNT PLAN. (a) With respect to the Ryder System, Inc. Employee Savings Plan A, and the Ryder System, Inc. Employee Savings Plan B (collectively, the "INDIVIDUAL ACCOUNT PLAN"), as soon as practicable after the Closing Date, Seller shall (i) cause the trustee of the Individual Account Plan to segregate or otherwise identify the assets of the Individual Account Plan representing the full account balances of Transferred Employees as of the Closing Date, in accordance with the requirements of Section 414(l) of the Code, (ii) make any and all filings and submissions to the appropriate governmental agencies arising in connection with such segregation of assets and (iii) make all necessary amendments to the Individual Account Plan and related trust agreement to provide for such segregation of assets and the transfer of assets as described below. The manner in which the account balances of Transferred Employees under the Individual Account Plans are invested shall not be affected by such segregation or identification of assets.

         (b) As soon as practicable, but not later than six months, after the Closing Date, Buyer shall establish or designate an individual account plan for the benefit of Transferred Employees (the "SUCCESSOR INDIVIDUAL ACCOUNT PLAN"), shall take all necessary action, if any, to qualify such plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. As soon as practicable following the earlier of the delivery to Seller of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the Successor Individual Account Plan as amended to the date of transfer, or the issuance of indemnities satisfactory to Seller and Buyer, Seller shall cause the trustee of the Individual Account Plan to transfer in the form of cash (or such other form as may be agreed by Buyer and Seller) the full account balances of Transferred

Employees under the Individual Account Plan (which account balances will (i) have been credited with appropriate earnings attributable to the period from the Closing Date to the date of transfer described herein and (ii) bear their pro rata share of the Individual Account Plan's expenses charged to participants' accounts for such period), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during the period from the Closing Date to the date of transfer described herein, to the appropriate trustee as designated by Buyer under the trust agreement forming a part of the Successor Individual Account Plan. To the extent that certain expenses of Transferred Employee accounts are subsidized by Seller during the period prior to transfer, the cost of such subsidiaries will be reimbursed by Buyer.

         (c) In consideration for the transfer of assets described in Section 9.03, Buyer shall, effective as of the date of transfer described herein, assume all of the obligations of Seller and any of its Affiliates in respect of the account balances accumulated by Transferred Employees under the Individual Account Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) on or prior to the Closing Date. Neither Buyer nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to the Individual Account Plan.

         (d) In lieu of the trust to trust transfer provided for by the foregoing portions of Section 9.03, Seller may, with Buyer's consent, elect within sixty days following the Closing Date to treat the purchase and sale of the Shares under this Agreement as an event described in Section 401(k)(10) of the Code, to the extent consistent with applicable law and regulations, and to distribute the accrued balances of Transferred Employees under the Individual Account Plan in accordance with the provisions of the Individual Account Plan and applicable law and regulations. If Buyer withholds its consent to such election, Buyer agrees to indemnify and hold Seller harmless, in accordance with the indemnification procedures set forth in Section 11.03, against any claims made by Transferred Employees for distribution of such accounts.

                                   ARTICLE 10

                              CONDITIONS TO CLOSING

         SECTION 10.01. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

          (c) Buyer and Seller shall have entered into the Ancillary Agreements, each in form and substance reasonably satisfactory to both parties hereto.

          (d) Buyer and Seller shall each deliver a signed Form 8023 in connection with the election under 338(h)(10) of the Code with respect to the Company and its Subsidiaries which reflect amounts shown on the Balance Sheet in accordance with the principles governing the Allocation Statement as set forth in Section 8.03(a), together with all schedules and attachments required thereby and documents in connection therewith as either Buyer or Seller may reasonably request; PROVIDED that such Form 8023 will not be filed with the Internal Revenue Service until Section 8.03(a) has been complied with; and PROVIDED FURTHER that each of Buyer and Seller agree to provide revised Forms 8023 to reflect any adjustments made pursuant to Sections 2.05 or 8.03(a).

         SECTION 10.02. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement and in any certificate delivered by Seller pursuant hereto and made as of the date hereof that are qualified by materiality or Material Adverse Effect shall be true and correct, and all other such representations and warranties of Seller made as of the date hereof shall be true and correct in all material respects, as if made at and as of such date and (iii) Buyer shall have received a certificate signed by an Executive Vice President of Seller to the foregoing effect.

          (b) (i) The representations and warranties of Seller contained in this Agreement and in any certificate delivered by Seller pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true and correct, and all other such representation and warranties of Seller shall be true and correct in all material respects, in each case at and as of the Closing Date, as if made at and as of such date, with only such exceptions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) Buyer shall have received a certificate signed by an Executive Vice President of Seller to the foregoing effect.

          (c) There shall not be threatened, instituted or pending any action or proceeding by any Governmental Authority before any court or governmental authority or agency, domestic or foreign, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the business or assets of the Company or any Subsidiary or of Buyer or any of their Affiliates or to compel Buyer or any of its Affiliates to dispose of all or any material portion of the business or assets of the Company or any Subsidiary or of Buyer or any of their Affiliates, (ii) seeking to impose or confirm limitations on the ability of Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Seller or any of its Affiliates on all matters properly presented to the Company's stockholders or (iii) seeking to require divestiture by Buyer or any of its Affiliates of any Shares.

          (d) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Shares, by any court or other Governmental Authority, other than the application of the waiting period provisions of the HSR Act to the purchase of the Shares, that could reasonably be expected to prohibit the purchase of the Shares or impose a material limitation on the ability of the Buyer effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Seller or any of its Affiliates on all matters properly presented to the Company's stockholders.

          (e) Buyer shall have received all documents it may reasonably request relating to the existence of Seller, the Company and the Subsidiaries and the authority of Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

          (f) Buyer shall have received a certification signed by Seller to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code.

          (g) The Restructuring transactions shall have been consummated.

          (h) The Buyer Shareholder Resolutions shall have been duly approved by the shareholders of Buyer as required by applicable law.

          (i) Buyer shall have obtained funds necessary to consummate the transactions contemplated by this Agreement on substantially the same terms and conditions as set forth in the Financing Commitments.

         SECTION 10.03. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in any certificate delivered by Buyer pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by the Group Finance Director of Buyer to the foregoing effect.

          (b) Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Seller.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

         SECTION 11.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall survive the Closing for a period of eighteen months after the Closing Date; PROVIDED that
(i) the representations and warranties contained in Section 3.24 shall survive the Closing until the third anniversary of the Closing Date, (ii) the covenants and agreements contained in Sections 5.02(b) and 5.07 shall survive for the period set forth therein, (iii) the covenants and agreements contained in Sections 5.02(c), 5.03, 5.04, 5.09, 6.02, 6.05, 7.01, 7.08 and Article 13 shall survive indefinitely,

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

(iv) the covenants, agreements, representations and warranties contained in Articles 8 and 9 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later, and (v) the representations and warranties contained in Sections 3.01, 3.02, 3.06, 3.14(a), 4.01 and 4.02 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity specifying in reasonable detail the particulars thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 11.02. INDEMNIFICATION. (a) Seller hereby indemnifies Buyer and its Affiliates and, effective at the Closing, without duplication, the Company and each Subsidiary, against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding and punitive damages to the extent awarded in a third party claim) ("DAMAGES") incurred or suffered by Buyer, any Affiliate of Buyer, the Company or any Subsidiary arising out of (i) the Retained Liabilities and (ii) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement (other than pursuant to Article 8); PROVIDED, that (i) Seller shall not be liable under this Section 11.02(a) for misrepresentations or breaches of warranty unless the aggregate amount of Damages with respect to such misrepresentations and breaches of warranty exceeds $10,000,000.00 (and then only for the amount of such excess) and (ii) Seller's maximum liability under this Section 11.02(a) for misrepresentations and breaches of warranty shall not exceed $470,000,000.00.

         (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement (other than pursuant to Article 8); PROVIDED that (i) Buyer shall not be liable under this Section 11.02(b) for misrepresentations or breaches of warranty unless the aggregate amount of Damages with respect to such misrepresentations and breaches of warranty exceeds $10,000,000.00 (and then only for the amount of such excess) and (ii) Buyer's maximum liability under this Section 11.02(b) for misrepresentations and breaches of warranty shall not exceed $470,000,000.00.

         SECTION 11.03. PROCEDURES. The party seeking indemnification under
Section 11.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. Such notice by the Indemnified Party will describe the claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party (which notice shall constitute an acknowledgment by the Indemnifying Party that the Indemnified Party is entitled to indemnification under this Section) to assume, the defense of any such claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense. Following such notice, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If a firm offer is made to settle a claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party will assume the defense of such claim and the Indemnified Party's cost and expense and the Indemnifying Party will immediately place in escrow cash equal to the amount of such offer and, in such event, the maximum liability of the Indemnifying Party as to such claim will not exceed the amount of such settlement offer. The Indemnifying Party shall not be liable under
Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 12

                                   TERMINATION

         SECTION 12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Seller and Buyer;

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

          (b) by either Seller or Buyer if the Closing shall not have been consummated on or before December 31, 1999;

          (c) by either Seller or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

          (d) by Buyer, if (i) prior to September 7, 1999 Seller shall not have delivered or caused to be delivered to Buyer the unqualified audit opinion referred to in Section 5.08 with respect to the Annual Financial Statements and the 1996 Financial Statements or (ii) such audit opinion is delivered and there is a material discrepancy between the financial statements to which such audit opinion relates and the Annual Financial Statements; or

          (e) by Seller, if (i) the shareholders of Buyer fail to approve the Buyer Shareholder Resolutions at the meeting of Buyer's shareholders contemplated by Section 7.07, or (ii) the Board of Directors of Buyer withdraws, modifies or materially qualifies in any manner adverse to Seller its recommendation of the transactions contemplated by this Agreement or takes any action or makes any statement in connection with the shareholders meeting contemplated by Section 7.07 materially inconsistent with such recommendation.

         The party desiring to terminate this Agreement pursuant to clauses 12.01(b) through 12.01(e) shall give written notice of such termination to the other party.

         SECTION 12.02. EFFECT OF TERMINATION. (a) If this Agreement is terminated as permitted by Section 12.01, except as otherwise provided herein, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Articles 11 and 13 shall survive any termination hereof pursuant to Section 12.01.

         (b) In the event this Agreement is terminated pursuant to Section 12.01(b), and all of the conditions set forth in Sections 10.01 and 10.02(a)-(h) have been satisfied, but the condition set forth in Section 10.02(i) shall not have been satisfied, then Buyer shall pay to Seller a fee in immediately available funds equal to $18,000,000 (the "TERMINATION AMOUNT") promptly, but in no event later than two business days, after such termination.

         (c) In the event this Agreement is terminated by Buyer pursuant to
Section 12.01(d), then Seller shall pay to Buyer the Termination Amount promptly, but in no event later than two business days, after such termination, provided that Buyer is not in material breach of Section 4.08 (other than the penultimate sentence) or in material non-compliance with the first sentence of
Section 6.04 which could not reasonably be expected to be cured prior to the Closing.

         (d) In the event this Agreement is terminated by Seller pursuant to
Section 12.01(e), and all of the conditions set forth in Sections 10.01(a) and
(b) and 10.02(a)-(d) have been satisfied, then Buyer shall pay to Seller the Termination Amount promptly, but in no event later than two business days, after such termination.

         (e) Notwithstanding any other provision hereof, in the event that the Termination Amount is payable under 12.02(b), (c) or (d), such Termination Amount shall be the sole and exclusive remedy of Buyer or Seller, as the case may be. Each party acknowledges and agrees that the agreements contained in this
Section 12.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. Accordingly, if either party fails promptly to pay any Termination Amount due pursuant to this Section 12.02, and, in order to obtain such payment, the party to whom the Termination Amount is payable commences a suit which results in a judgment against the other party for the Termination Amount, the party obligated to pay such Termination Amount will pay to the other party its documented expenses (including attorney's fees and expenses) in connection with such suit, together with interest on the Termination Amount at a rate per annum equal to the Prime Rate as published in the Wall Street Journal, Eastern Edition in effect from time to time during the period from the date such payment is due to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

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

         SECTION 12.03. AUDIT OPINION DISCREPANCY DETERMINATION. If the audit opinion delivered pursuant to Section 5.08 discloses any discrepancy between the financial statements to which such audit opinion relates and the Annual Financial Statements, Buyer and Seller will seek to agree upon whether or not such discrepancy constitutes a material discrepancy for purposes of Section 12.01(d). If the Buyer and the Seller are unable to so agree within ten business days after delivery of the audit opinion to Buyer, Buyer and Seller shall jointly cause a firm of independent accountants of internationally recognized standing reasonably acceptable to Buyer and Seller who shall not have any material relationship with Buyer or Seller (or if Buyer and Seller are unable to agree upon such firm then the decision shall be made by such firm or person as may be selected by the American Arbitration Association) (the "INDEPENDENT ARBITER"). In making such determination, the Independent Arbiter shall consider written submissions from both Buyer and Seller (which shall be made within 10 business days after appointment of the Independent Arbiter) together with a submission in reply by each of Buyer and Seller in response to the submission of the other (which shall be made within 5 business days after the original submissions of each party are made). The Independent Arbiter shall be instructed to render its decision as promptly as practicable and in any event within five business days after receipt of the submissions in reply to each party's original submissions to the Independent Arbiter. The report of the Independent Arbiter shall be final and binding upon Buyer and Seller. The cost of the Independent Arbiter's review shall be borne equally by Buyer and Seller. The date referred to in Section 12.01(b) shall be extended by the period from the date of receipt by Buyer of an audit opinion reflecting any such discrepancy until the date of determination or agreement on whether such discrepancy is or is not a material discrepancy.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  FirstGroup plc
                  32A Weymouth Street
                  London W1N 3FA

                  England
                  Attention: Company Secretary
                  Fax: 011-44-207-636-4399

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: Phillip R. Mills
                  Fax:  (212) 450-4800

                  if to Seller, to:

                  Ryder System, Inc.
                  3600 N.W. 82nd Avenue
                  Miami, FL 33166
                  Attention: Dwight D. Denny
                  Fax: (305) 500-3454

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention: Robert A. Profusek
                  Fax: (212) 755-7306

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 13.02. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13.03. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including by operation of law) without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its subsidiaries, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of any of its obligations hereunder. Any assignment in violation of the preceding sentence will be void.

         SECTION 13.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflict of laws rules of such state.

         SECTION 13.06. JURISDICTION. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

         SECTION 13.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.08. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when (i) each party hereto shall have received a counterpart hereof signed by the other party hereto, and
(ii) the Underwriting Agreement, dated as of the date hereof, between Warburg Dillon Read and Buyer, shall have become effective. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 13.09. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 13.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 13.11. CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. (a) Unless the context otherwise requires, (i) all references to Sections, Schedules or Appendices are to Sections, Schedules or Appendices of or to this Agreement,
(ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with U.S. GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and VICE VERSA, (vi) all references to "$" or dollar amounts will be to lawful currency of the United States of America, and (vii) "Knowledge of Seller" and words of similar import mean the actual knowledge of the persons listed on Schedule 13.11 without independent inquiry or investigation.

         (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         SECTION 13.12. CERTAIN LIMITATIONS ON REPRESENTATIONS, WARRANTIES AND THE RIGHTS OF THE PARTIES. (a) Each of the parties is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other

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advisors in connection with this Agreement, the events giving rise hereto and the transactions contemplated hereby (collectively, the "DEAL"). There are no representations or warranties by or on behalf of any party hereto, the Company, or any of their respective Affiliates in respect of the Deal other than those expressly set forth in this Agreement.

         (b) The inclusion of any information on any schedule to this Agreement shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is required to be listed on such schedule or is material to or outside the ordinary course of the business of the Seller or the Company.

         (c) As between Seller and any Affiliate, on the one hand, and Buyer and any Affiliate thereof (collectively, the "BUYER COMPANIES"), on the other hand, to the extent permitted by applicable law, except as contemplated in the Ancillary Agreement, the rights and obligations set forth in this Agreement will be the sole and exclusive rights, obligations and remedies with respect to the Deal.

         SECTION 13.13. BUYER DUE DILIGENCE ADJUSTMENTS. Notwithstanding anything in this Agreement to the contrary, for purposes of determining (i) whether Seller is in breach of its representations and warranties in Section
3.08 and 3.19 and (ii) whether there is a material discrepancy in the Annual Financial Statements referred to in Section 12.01(d), such determination shall be made without regard to the items referred to in Schedule 13.13.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      FIRSTGROUP PLC

                                      By: ______________________________________
                                          Name:
                                          Title:

                                      RYDER SYSTEM, INC.

                                      By: ______________________________________
                                          Name:
                                          Title:

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